UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

Hemispherx Biopharma, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

July 26, 2017

Dear Stockholder:

You are cordially invited to attend Hemispherx Biopharma, Inc.’s Annual Meeting of Stockholders at the 1617 JFK Blvd., Suite 500, Philadelphia Pennsylvania 19103, on Wednesday, September 13, 2017, at 10:00 a.m. (local time - Eastern Daylight Savings Time).

Included with this letter is a Notice of the 2017 Annual Meeting of Stockholders and the proxy statement. Please review this material for information about the nominees named in the proxy statement for election as Directors and the Company’s appointed independent registered public accounting firm.

Details regarding Executive Officer and Director compensation, corporate governance matters, and the business to be conducted at the Annual Meeting are also described in the enclosed materials.

Whether or not you plan to attend the annual meeting, please cast your vote, at your earliest convenience, as instructed in the Notice of Internet Availability of Proxy Materials or in the proxy card. Your vote is very important. Your vote before the annual meeting will ensure representation of your common shares at the annual meeting even if you are unable to attend. We look forward to sharing more information with you about Hemispherx Biopharma and the value of your investment at the annual meeting.

Sincerely,

/s/ Thomas K. Equels
Thomas K. Equels
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 13, 2017

This proxy statement and our 2016 Annual Report on Form 10-K and our March 31, 2017 Quarterly Report

on Form 10-Q are available at http://ir.hemispherx.net/Annual_Stockholder_Meeting.

HEMISPHERX BIOPHARMA, INC
1617 JFK Blvd., Suite 500
Philadelphia, PA 19013
(215) 988-0080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 13, 2017

Date:	September 13, 2017

Time:	10:00 a.m., Eastern Daylight Savings Time.

Place:	1617 JFK Blvd., Suite 500, Philadelphia Pennsylvania 19103.

Purposes:

1.	To elect three members to the Board of Directors of Hemispherx to serve until their respective successors are elected and qualified;

2.	To ratify the selection by Hemispherx’s Audit Committee of RSM US LLP, independent registered public accountants, to audit the financial statements of Hemispherx for the year ending December 31, 2017;

3.	To approve, by non-binding vote, executive compensation;

4.	To recommend, by non-binding vote, the frequency of executive compensation votes;

5.	To transact such other matters as may properly come before the meeting or any adjournment thereof.

Who Can Vote:	Stockholders of record at the close of business on Monday, July 17, 2017.

How Can You Vote:	You may cast your vote via mail, telephone or the Internet. Certain stockholders may only be able to vote by mail. You may also vote in person at the annual meeting.

Who May Attend:	All stockholders are cordially invited to attend the annual meeting.

By Order of the Board of Directors

/s/ William M. Mitchell
William M. Mitchell
Chairman of the Board

Philadelphia, Pennsylvania

July 26, 2017

YOUR VOTE IS IMPORTANT

We urge you to promptly vote your shares

by completing, signing, dating and returning

your proxy card in the enclosed envelope, or

voting by Internet or telephone, if this is an option.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week

QUICKEASYIMMEDIATE

PROXY STATEMENT

HEMISPHERX BIOPHARMA, INC.

1617 JFK Boulevard

Philadelphia, Pennsylvania 19103

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies for use at the annual meeting of stockholders of Hemispherx Biopharma, Inc. (“Hemispherx”, “we” or “us”) to be held on September 13, 2017, and at any adjournments (the “Annual Meeting”). The accompanying proxy is solicited by the Board of Directors of Hemispherx and is revocable by the stockholder by notifying Hemispherx’s Corporate Secretary at any time before it is voted, or by voting in person at the Annual Meeting. This proxy statement and the accompanying proxy are being distributed to stockholders beginning on or about July 26, 2017. The principal executive offices of Hemispherx are located at 1617 JFK Boulevard, Suite 500, Philadelphia, Pennsylvania 19103, telephone (215) 988-0080.

Important Notice Regarding the Availability of Proxy Materials for

the 2017 Annual Meeting of Stockholders to Be Held on September 13, 2017

This proxy statement, our 2016 Annual Report on Form 10-K and our March 31, 2017 Quarterly Report on Form 10-Q are available electronically at http://ir.hemispherx.net/Annual_Stockholder_Meeting.

Rules adopted by the Securities and Exchange Commission (“SEC”) allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of materials to stockholders. However, in the future we may take advantage of the Internet distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of annual meeting and proxy statement via the Internet. It would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

PROXY SOLICITATION AND COSTS

Hemispherx has borne the cost of preparing, assembling and mailing this proxy solicitation material along with related communication with stockholders. Hemispherx may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to beneficial owners. Proxies may be solicited by certain of Hemispherx’s Directors, Officers and employees, without additional compensation, personally, by telephone or by facsimile. The total estimated cost of this solicitation is approximately $65,000.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

You received these proxy materials because you are a Stockholder of the Company. The Board is providing these proxy materials to you in connection with the Company’s Annual Meeting to be held on September 13, 2017. As a Stockholder of the Company, you are entitled to vote on the important proposals described in this proxy statement. Since it is not practical for all Stockholders to attend the Annual Meeting and vote in person, the Board is seeking your proxy to vote on these matters.

What is a proxy?

A proxy is your legal designation of another person (“proxy”) to vote the common shares you own at the Annual Meeting. By completing and returning the proxy card(s), which identifies the individuals or trustees authorized to act as your proxy, you are giving each of those individual’s authority to vote your common shares as you have instructed. By voting via proxy, each Stockholder is able to cast his or her vote without having to attend the Annual Meeting in person.

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Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your common shares in different ways (e.g., different names, trusts, custodial accounts, joint tenancy, etc.) or in multiple accounts. If your common shares are held by a broker or bank (i.e., in “Street Name”), you will receive your proxy card and other voting information directly from your brokerage firm, bank, trust, or other nominee. It is important that you complete, sign, date and return each proxy card you receive, or vote using the telephone, or by using the Internet as described in the instructions included with your proxy card(s).

Do I have to attend the meeting to vote?

No. If you want to have your vote count at the meeting, but not actually attend the meeting in person, you may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail.

In the United States if you are not in possession of your voting proxy or instruction form, please contact your broker or bank for assistance in obtaining a duplicate control number.

Do Europeans holding Company Common Stock have to vote a different way?

Yes. Europeans must contact their custodian bank or broker directly as European banks and brokerage houses do not necessarily forward the Proxy materials to stockholders. As we are a Delaware corporation, there is no need for your bank or brokerage house to block your shares. Banks and brokerage houses simply need to certify the number of shares owned by their clients on July 17, 2017, the record date, and cast votes on your behalf by September 12, 2017 (5 p.m. US EDT).

The proxy materials are available at: http://ir.hemispherx.net/Annual_Stockholder_Meeting.

What is the record date and what does it mean?

The Board established July 17, 2017 as the record date for the Annual Meeting of Stockholders to be held on September 13, 2017. Stockholders who own common shares of the Company at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

What is the difference between a “Registered Stockholder” and a “Street Name Stockholder”?

These terms describe how your common shares are held. If your common shares are registered directly in your name with American Stock Transfer & Trust Company (“AST”), the Company’s transfer agent, you are a “Registered Stockholder”. If your common shares are held in the name of a brokerage, bank, trust, or other nominee as a custodian, you are a “Street Name Stockholder”.

How many common shares are entitled to vote at the Annual Meeting?

As of July 17, 2017, the record date, there were approximately 29,169,300 shares of common stock, par value $0.001 per share outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote on all matters.

How many votes must be present to hold the Annual Meeting?

For the 2017 Annual Meeting, the required quorum for the transaction of business at the annual meeting is 40% of the shares of common stock entitled to vote at the annual meeting, in person or by proxy.

For purposes of determining whether a quorum is present, each common share is deemed to entitle the holder to one vote per share. Properly signed proxies that are marked “abstain” are known as “abstentions.” Common shares that are held in street name and not voted on one or more of the items before the Annual Meeting, but are otherwise voted on at least one item, are known as “broker non-votes”. Proposal No. 2 is the only routine matter that may be voted on by brokers on this year’s ballot.

Both abstentions and broker non-votes are counted as shares present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares entitled to be voted with respect to the matter on which the broker has expressly not voted.

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Who will count the votes?

An attorney from the office of Silverman Shin & Byrne PLLC, our securities counsel, or its designee, will determine if a quorum is present and will tabulate the votes and serve as the Company’s inspector of election at the Annual Meeting.

What vote is required to approve each proposal?

Each share of common stock is entitled to one vote on all matters. Abstentions, broker non-votes, and shares not in attendance and not voted at the Annual Meeting will not be counted as votes cast “for” or “against” a candidate and will have no effect with regard to the election of Directors in Proposal 1. However, because Proposals No. 2, 3 and 4, are based on the affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present, abstentions will have the same effect as votes against such proposals.

The three nominees in Proposal No. 1 receiving the highest number of votes cast by the holders of common stock represented and voting at the meeting will be elected as Hemispherx’s Directors and constitute the entire Board of Directors of Hemispherx.

The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present is necessary for approval of Proposals No. 2, 3 and 4.

Although the advisory votes on Proposals 3 and 4 are non-binding, as provided by law, our Compensation Committee will review the results of the votes and will take them into account in making a determination concerning executive compensation and the frequency of advisory votes on executive compensation.

Where will I be able to find voting results of the Annual Meeting?

The Company intends to announce preliminary voting results at the Annual Meeting and will publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

How do I vote my common shares?

If you are a Stockholder as of the record date, you can vote your shares in one of the following manners:

●	by completing, signing, dating, and returning the enclosed proxy card(s); or

●	by telephone or internet by following the instructions shown on the enclosed proxy card or voting form.

Registered Stockholders may vote in person by attending the Annual Meeting. If you are a street name Stockholder and you wish to vote at the Annual Meeting, you may do so by obtaining a “legal proxy” from your Broker. Accordingly, you would need to bring this legal proxy to the meeting in order to vote in person at the meeting.

Please refer to the specific instructions set forth on the proxy materials you received.

Can I change my vote after I have mailed in my proxy card(s) or submitted my vote using the Internet or telephone?

Yes, if you are a registered Stockholder, you can change your vote in any one of the following ways:

●	sending a written notice to the Corporate Secretary of the Company that is received prior to the Annual Meeting and stating that you revoke your proxy;

●	signing and dating a new proxy card(s) and submitting the proxy card(s) to the Company’s Corporate Secretary or AST so that it is received prior to the Annual Meeting;

●	voting by telephone or by using the Internet prior to the Annual Meeting in accordance with the instructions provided with the proxy card(s); or

●	attending the Annual Meeting and voting in person.

●	Your mere presence at the Annual Meeting will not revoke your proxy. You must take affirmative action at the Annual Meeting in order to revoke your proxy.

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If you are a Street Name Stockholder, you must contact your broker, bank, trust, or other nominee in order to revoke your proxy. If you wish to vote in person at the Annual Meeting, you must contact your broker and request a document called a “legal proxy”. You must bring this legal proxy obtained from your broker, bank, trust, or other nominee to the Annual Meeting in order to vote in person.

How will my proxy be voted?

If you complete, sign, date, and return your proxy card(s) or vote by telephone or by using the Internet, your proxy will be voted in accordance with your instructions. If you sign and date your proxy card(s) but do not indicate how you want to vote, your common shares will be voted as the Board recommends for each of the proposals.

What if my common shares are held in “Street Name” by my broker?

You should instruct your broker how you would like to vote your shares by using the written instruction form and envelope provided by your broker. If you do not provide your broker with instructions, under the rules of the New York Stock Exchange (“NYSE”), your broker may, but is not required to, vote your common shares with respect to certain “routine” matters. However, on other matters, when the broker has not received voting instructions from its customers, the broker cannot vote the shares on the matter and a “broker non-vote” occurs. Proposal No. 2 is the only routine matter to be voted on by the Stockholders on this year’s ballot. Proposals No. 1, 3 and 4 are not considered routine matters under the NYSE rules. This means that brokers may not vote your common shares on such proposals if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted. If you hold your common shares in your broker’s name and wish to vote in person at the Annual Meeting, you must contact your broker and request a document called a “legal proxy.” You must bring this legal proxy to the Annual Meeting in order to vote in person.

What are the Board’s recommendations on how I should vote my common shares?

The Board recommends that you vote your common shares as follows:

1.	FOR the election of each of the three Director nominees (see Proposal 1);

2.	FOR the ratification of RSM US LLC as our independent registered public accounting firm for fiscal 2017 (see Proposal 2);

3.	FOR the advisory resolution approving the compensation of our Named Executive Officers as described in this Proxy Statement (see Proposal 3);

4.	FOR one year on the frequency of executive compensation votes (Proposal 4).

Does the Company have cumulative voting?

No.

Who may attend the Annual Meeting?

All Stockholders are eligible to attend the Annual Meeting. However, only those Stockholders of record at the close of business on July 17, 2017 are entitled to vote at the Annual Meeting.

Do I need an admission ticket to attend the Annual Meeting?

Admission tickets are not required to attend the Annual Meeting. If you are a Registered Stockholder, properly mark your proxy to indicate that you will be attending the Annual Meeting. If you hold your common shares through a nominee or you are a Street Name Stockholder, you are required to bring evidence of share ownership to the Annual Meeting (e.g., account statement, broker verification).

Who can answer my questions?

If you have any questions regarding any of the proposals or how to vote your shares, or if you need additional copies of the proxy materials please contact Dianne Will, Corporate Affairs for Hemispherx, 518-398-6222 (collect calls will be accepted) or via email at ir@hemispherx.net.

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DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy card for the 2018 Annual Meeting of Stockholders must be received by the Company’s Secretary, at Hemispherx Biopharma, Inc., 1617 JFK Boulevard, Suite 500, Philadelphia, PA 19103 no later than March 28, 2018, with an anticipated meeting date in September 2018.

Pursuant to the Company’s Restated and Amended Bylaws, all stockholder proposals may be brought before an annual meeting of stockholders only upon timely notice thereof, in writing, to the Secretary of the Company. To be timely, a stockholder’s notice, for all stockholder proposals other than the nomination of candidates for director, shall be delivered to the Secretary at the principal executive offices of the Company not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, the stockholder’s notice in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. To be timely, a stockholder’s notice, with respect to a stockholder proposal for nomination of candidates for director, shall be delivered to the Secretary at the principal executive offices of the Company not less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, the stockholder’s notice in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. Provided, however, in the event that the stockholder proposal relates to the nomination of candidates for director and the number of Directors to be elected to the Board of Directors of the Company at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company. All stockholder proposals must contain all of the information required under the Company’s Bylaws, a copy of which is available upon written request, at no charge, from the Secretary. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

INFORMATION CONCERNING BOARD MEETINGS

The Board of Directors is responsible for the management and direction of Hemispherx and for establishing broad corporate policies. A primary responsibility of the Board is to provide effective governance over the Company’s affairs for the benefit of its stockholders. In all actions taken by the Board, the Directors are expected to exercise their business judgment in what they reasonably believe to be the best interests of the Company. In discharging that obligation, Directors may rely on the honesty and integrity of the Company’s senior Executives and its outside advisers and auditors.

The Board of Directors and various committees of the Board meet periodically throughout the year to receive and discuss operating and financial reports presented by the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) as well as reports by other members of Senior Management, experts and other advisers. Members of the Board are expected to attend Board meetings in person, unless the meeting is held by teleconference. The Board held 19 meetings in 2016 and executed 15 unanimous consents. All Directors were in attendance for the meetings.

In 2016, the non-employee (independent) members of the Board of Directors did not meet without employee Directors or management personnel present. The Interested persons who wish to contact the Lead Independent Director, or other non-employee Directors, can do so by sending written comments through the Office of the Secretary of the Company at Hemispherx Biopharma, Inc., 1617 JFK Boulevard, Suite 500, Philadelphia, PA 19103. The Office will either forward the original materials as addressed, or provide Directors with summaries of the correspondence, with the originals available for review at the Directors’ request.

CONDUCT OF THE MEETING

The Chairman of our Board (or any person designated by our Board) has broad authority to conduct the annual meeting of stockholders in an orderly manner. This authority includes establishing rules of conduct for stockholders who wish to address the meeting, including limiting questions to the order of business and to a certain amount of time. Copies of these rules will be available at the meeting. To ensure that the meeting is conducted in a manner that is fair to all stockholders, the Chairman (or such person designated by our Board) also may exercise broad discretion in recognizing stockholders who wish to speak, in determining the extent of discussion on each item of business and in managing disruptions or disorderly conduct.

CORPORATE GOVERNANCE

Our Board has adopted corporate governance guidelines. These guidelines address items such as the standards, qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, we have a code of conduct that applies to all our employees, including our executive officers and our directors. Both the guidelines and the code of conduct are posted under “Corporate Governance” in the Investors section of our website at http://ir.hemispherx.net/Governance. We will disclose under “Corporate Governance” in the Investors section of our website any amendments to, or any waivers under, the code of conduct that are required to be disclosed by the rules of the SEC. The charters of each of the Board’s Audit, Compensation, Disclosure Controls, Corporate Governance and Nominating Committees also are posted on our website. Detailed information on our Board and its committees can be found within the attached document.

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INFORMATION CONCERNING COMMITTEES OF THE BOARD

The Board of Directors maintains the following committees:

Executive Committee

In February 2016, our Board formed the Executive Committee. The Executive Committee reports to the Board and its purpose is to aid the Board in handling matters which, in the opinion of the Chairman of the Board, should not be postponed until the next scheduled meeting of the Board. Mr. Equels, our Chief Executive Officer is the chairman of the Committee, along with two of our independent directors, Mr. Appelrouth and Dr. Mitchell. The full text of the Executive Committee Charter, as approved by the Board, is available on our website: www.hemispherx.net in the “Investor Relations” tab under “Corporate Governance”. The Committee met three times in 2016.

Compensation Committee

In 2016, the Compensation Committee formally met five times and all committee members were in attendance for the meetings. Our General Counsel and Chief Financial Officer and Director of Human Resources support the Compensation Committee in its work. The Compensation Committee is currently composed of Committee Chair, Dr. William M. Mitchell, Director, and Mr. Steward L. Appelrouth, Director.

For detailed information on the Compensation Committee and its responsibilities, please see “Compensation Discussion and Analysis” in “COMPENSATION OF EXECUTIVE OFFICERS” below. The Compensation Committee consists of directors, each of whom is “independent” under applicable NYSE MKT rules. The full text of the Compensation Committee Charter, as approved by the Corporate Governance and Nomination Committee, is available on our website: http://ir.hemispherx.net/Governance.

Corporate Governance and Nomination Committee

In 2016, the Corporate Governance and Nomination Committee formally met 3 times. All committee members were in attendance for the meeting. The Corporate Governance and Nomination Committee consists of Dr. William M. Mitchell, Director and Committee Chair and Mr. Stewart L. Appelrouth, Director.

All of the members of the Committee meet the independence standards contained within the NYSE MKT Company Guide and the Hemispherx Corporate Governance Guidelines. The full text of the Corporate Governance and Nomination Committee Charter as well as the Corporate Governance Guidelines, are available on our website: http://ir.hemispherx.net/Governance.

As discussed below, the Committee is responsible for recommending candidates to be nominated by the Board for election by the stockholders or to be appointed by the Board of Directors to fill vacancies consistent with the criteria approved by the Board. It also is responsible for periodically assessing Hemispherx’s Corporate Governance Guidelines and making recommendations to the Board for amendments, recommending to the Board the compensation of Directors, taking a leadership role in shaping corporate governance, and overseeing an annual evaluation of the Board.

The Corporate Governance and Nomination Committee is responsible for identifying candidates who are eligible under the qualification standards set forth in Hemispherx’s Corporate Governance Guidelines to serve as members of the Board. The Committee is authorized to retain search firms and other consultants to assist it in identifying candidates and fulfilling its other duties. The Committee is not limited to any specific process in identifying candidates and will consider candidates suggested by stockholders. In recommending Board candidates, the Committee considers a candidate’s: (1) general understanding of elements relevant to the success of a publicly traded company in the current business environment; (2) understanding of Hemispherx’s business; and (3) diversity in educational and professional background. The Committee also gives consideration to a candidate’s judgment, competence, dedication and anticipated participation in Board activities, experience, geographic location and special talents or personal attributes.

Stockholders who wish to suggest qualified candidates should write to the Corporate Secretary, Hemispherx Biopharma, Inc., 1617 JKF Blvd., Suite 500, Philadelphia, PA 19103, stating in detail the qualifications of such persons for consideration by the Committee.

The Company aspires to the highest standards of ethical conduct; reporting results with accuracy and transparency; and maintaining full compliance with the laws, rules and regulations that govern the Company’s business. Hemispherx’s Corporate Governance Guidelines embody many of our policies and procedures which are the foundation of our commitment to best practices. The guidelines are reviewed annually, and revised if deemed necessary, to continue to reflect best practices.

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Disclosure Controls Committee

In August 2011, our Board formed the Disclosure Controls Committee (“DCC”). The DCC reports to the Audit Committee and is responsible for procedures and guidelines on managing disclosure information. The full text of the DCC’s Charter, as approved by the Audit Committee, as well as the Corporate Governance and Nomination Committee Charter, is available on our website: http://ir.hemispherx.net/Governance. In accordance with its Charter, the DCC provides the Audit Committee with a quarterly and year-end process review, presented the results of its activities and made recommendations to improve functionality.

The purpose of the DCC is to make certain that information required to be publicly disclosed is properly accumulated, recorded, summarized and communicated to the Board, Management and the public. This process is intended to allow for timely decisions regarding communications and disclosures and to help ensure that we comply with related SEC rules and regulations. Wayne S. Springate, Senior Vice President of Operations acts as the DCC’s Investor Relations Coordinator and Chairperson. The other members of the DCC are Peter Rodino as General Counsel; Adam Pascale as Chief Financial Officer; Dr. David R. Strayer as Chief Scientific Officer, Dr. William M. Mitchell as Independent Director, and Ann Marie Coverly as Deputy Investor Relations Coordinator. During 2016, the DCC met 102 times either telephonically, or electronically. During 2016, the Committee reviewed 105 separate disclosure items on which each was voted upon by a quorum of two-third DCC members. Quorum was reached for all items voted upon in 2016.

Audit Committee and Audit Committee Expert

The Audit Committee of our Board of Directors consists of William Mitchell, M.D. and Stewart L. Appelrouth. Dr. Mitchell and Mr. Appelrouth are determined by the Board of Directors to be Independent Directors as required under Section 803(2) of the NYSE: MKT Company Guide and Rule 10A-3 under the Exchange Act. The Board has determined that Mr. Appelrouth qualifies as an “audit committee financial expert” as that term is defined by Section 803B(2) of the NYSE: MKT Company Guide and the rules and regulations of the SEC.

We believe Dr. Mitchell and Mr. Appelrouth to be independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this Committee. The principal functions of the Audit Committee are to (i) assist the Board in fulfilling its oversight responsibility relating to the annual independent audit of our consolidated financial statements and internal control over financial reporting, the engagement of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications, independence and performance; (ii) prepare the reports or statements as may be required by NYSE MKT or the securities laws; (iii) assist the Board in fulfilling its oversight responsibility relating to the integrity of our financial statements and financial reporting process and our system of internal accounting and financial controls; (iv) discuss the financial statements and reports with management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management; and (v) review disclosures by our independent registered public accounting firm concerning relationships with us and the performance of our independent accountants.

This Committee formally met seven times in 2016 with all committee members in attendance. Our General Counsel and Chief Financial Officer support the Audit Committee in its work. The full text of the Audit Committee’s Charter, as approved by the Board, is available on our website: www.hemispherx.net in the “Investor Relations” tab under “Corporate Governance”.

Prior to his appointment as a Director of the Company, the Audit Committee engaged the services of Stewart L. Appelrouth in 2015. Mr. Appelrouth met the SEC criteria of a Financial Expert to enhance the current structure and expertise of the Committee. Mr. Appelrouth, a Florida and North Carolina licensed Certified Public Accountant, directly supported the efforts of the Audit Committee on an as-needed basis.

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Audit Committee Report

The primary responsibility of the Audit Committee (the “Committee”) is to assist the Board of Directors in discharging its oversight responsibilities with respect to financial matters and compliance with laws and regulations. The primary methods used by the Committee to fulfill its responsibility with respect to financial matters are:

●	To appoint, evaluate, and as the Committee may deem appropriate, terminate and replace the Company’s independent registered public accountants;

●	To monitor the independence of the Company’s independent registered public accountants;

●	To determine the compensation of the Company’s independent registered public accountants;

●	To pre-approve any audit services, and any non-audit services permitted under applicable law, to be performed by the Company’s independent registered public accountants;

●	To review the Company’s risk exposures, the adequacy of related controls and policies with respect to risk assessment and risk management;

●	To monitor the integrity of the Company’s financial reporting processes and systems of control regarding finance, accounting, legal compliance and information systems;

●	To facilitate and maintain an open avenue of communication among the Board of Directors, Management and the Company’s independent registered public accountants; and

●	To provide oversight of the DCC to monitor their successful implementation of that Committee’s Charter, policies and procedures.

During 2016, The Audit Committee of our Board of Directors consists of William Mitchell, M.D. and Stewart L. Appelrouth. Dr. Mitchell and Mr. Appelrouth are determined by the Board of Directors to be Independent Directors as required under Section 803(2) of the NYSE: MKT Company Guide and Rule 10A-3 under the Exchange Act. The Board has determined that Mr. Appelrouth qualifies as an “audit committee financial expert” as that term is defined by Section 803B(2) of the NYSE: MKT Company Guide and the rules and regulations of the SEC.

This Committee formally met seven times in 2016 with all committee members in attendance for the meetings. Our General Counsel and Chief Financial Officer support the Audit Committee in its work. The full text of the Audit Committee Charter, as approved by the Corporate Governance and Nomination Committee, is available on our website: http://ir.hemispherx.net/Governance.

Prior to his appointment as a Director of the Company, the Audit Committee engaged the services of Stewart L. Appelrouth in 2015. Mr. Appelrouth met the SEC criteria of a Financial Expert to enhance the current structure and expertise of the Committee. Mr. Appelrouth, a Florida and North Carolina licensed Certified Public Accountant, directly supported the efforts of the Audit Committee on an as-needed basis.

In discharging its responsibilities relating to internal controls, accounting and financial reporting policies and auditing practices, the Committee discussed with the Company’s independent registered public accountants, RSM US LLP (“RSM”), the overall scope and process for its audit. The Committee regularly meets with RSM, with and without Management present, to discuss the results of its examinations, the evaluations of our internal controls and the overall quality of the Company’s financial reporting.

The Committee also undertook all required discussions with RSM during the 2016 fiscal year of such matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, and other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations. The Committee received from RSM the written and oral disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding RSM’s communications with the Audit Committee concerning independence and discussed with RSM the independence of their firm.

The Committee has met and held discussions with Management. The Committee has reviewed and discussed with Management Hemispherx’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2016, as well as the internal control requirements of the Sarbanes-Oxley Act of 2002.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report for the year ended December 31, 2016.

This report is respectfully submitted by the current members of the Audit Committee of the Board of Directors.

Stewart K. Appelrouth, Committee Chairman
Dr. William M. Mitchell

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Board Role in Risk Oversight

The Board evaluates its leadership structure and role in risk oversight on a periodic basis. The Board determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of our Company and other relevant factors.

On an as needed basis, the Board of Directors holds executive sessions of the Independent Directors to assure effective independent oversight. In 2016, the Independent Directors met in sessions related to the Audit, Compensation and Corporate Governance and Nomination Committees.

The Board is also responsible for oversight of our risk management practices while Management is responsible for the day-to-day risk management processes. Our Executive Management team evaluates enterprise risks and shares their assessment of such risks with the Audit Committee or the full Board for oversight. In addition, financial risks and our internal control environment are overseen by the Audit Committee and the Compensation Committee considers how risks taken by Management could impact the value of executive compensation.

Code of Ethics and Business Conduct

Hemispherx’s Board of Directors adopted a Code of Ethics and Business Conduct for Officers (“Code”), Directors and employees that went into effect on May 19, 2003 and was amended on October 15, 2009. This Code has been presented and reviewed by each Officer, Director, employee, agent and key consultant. You may obtain a copy of this Code by visiting our web site at http://ir.hemispherx.net/Governance or by written request to our Office Administrator at 1617 JFK Boulevard, Suite 500, Philadelphia, PA 19103. Our Board of Directors is required to approve any waivers of the Code for Directors or executive Officers and we are required to disclose any such waiver in a Current Report on Form 8-K within four business days.

Stock Ownership Guidelines

In April 2005, the Board of Directors adopted a set of stock ownership guidelines for Directors and Officers. The Board believes that Directors and Officers more effectively represent the interest of Hemispherx’s stockholders if they are stockholders themselves. At this time, all of our Directors and Officers are stockholders and this guideline was adopted to assure that the present Directors and Officers continue to participate as well as future Directors and Officers. The full text of the Stock Ownership Guidelines, as approved by the Board, is available on our website: http://ir.hemispherx.net/Governance.

Communication with the Board of Directors

Interested parties wishing to contact the Board of Directors of the Company may do so by writing to the following address: Hemispherx Biopharma Board of Directors, c/o Thomas K. Equels, Corporate Secretary, 1617 JFK Blvd., Suite 500, Philadelphia PA 19103. All letters received will be categorized and processed by the Corporate Counsel or Secretary, and then forwarded to the Company’s Board of Directors.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged, but not required, to attend the Annual Meeting absent unusual circumstances, although we have no formal policy on the matter. The Directors, who attended the 2016 Annual Meeting, were Mr. Equels, Dr. Mitchell and Mr. Rodino.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following sets forth biographical information about each of our Executive Officers as of the date of this report:

Name	Age	Position
Thomas K. Equels, M.S., J.D.	65	Executive Vice Chairman of the Board, Chief Executive Officer and President
Peter W. Rodino, III, Esq.	65	Executive Director Gov’t Relations, General Counsel & Secretary
Adam Pascale, CPA	69	Chief Financial Officer
David R. Strayer, M.D.	71	Chief Scientific Officer and Medical Director
Wayne S. Springate	46	Senior Vice President of Operations

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THOMAS K. EQUELS, M.S., J.D., has been a Director and serves as our Executive Vice Chairman (since 2008), Chief Executive Officer (since 2016), President (since 2015), Secretary (from 2008 to 2016) and General Counsel (from 2010 to 2016). For the period December 2, 2013 when Charles T. Bernhardt resigned as Chief Financial Officer through February 2016, Mr. Equels served as our Chief Financial Officer. Mr. Equels resigned as Chief Financial Officer on February 21, 2016 upon Adam Pascale, being promoted to the same position. Mr. Equels is the owner of and former President and Managing Director of the Equels Law Firm headquartered in Miami, Florida that focuses on litigation. For over a quarter century, Mr. Equels has represented national and state governments as well as companies in the banking, insurance, aviation, pharmaceutical and construction industries. Mr. Equels received his Juris Doctor degree with high honors from Florida State University. He is a summa cum laude graduate of Troy University and also obtained a management related Masters’ Degree from Troy. He is a member of the Florida Bar Association and the American Bar Association.

PETER W. RODINO III, ESQ., was appointed a Director in July 2013. On September 30, 2016, Mr. Rodino resigned as a member of our Board to permit him to serve us in a new capacity. In this regard, effective October 1, 2016, we retained Mr. Rodino as our Executive Director for Governmental Relations, and as our General Counsel. In that capacity, Mr. Rodino handles all government affairs and litigation matters on a going forward basis. Mr. Rodino was also appointed Secretary of the Company in November 2016. Through September 30, 2016, Mr. Rodino served as Lead Director and Chairman and Financial Expert of the Audit Committee, a member of the Compensation Committee and a member of the Governance and Nomination Committee of the Board of Directors. Mr. Rodino has broad legal, financial, and executive experience. In addition to being President of Rodino Consulting LLC and managing partner at several law firms during his many years as a practicing attorney, he served as Chairman and CEO of Crossroads Health Plan, the first major Health Maintenance Organization in New Jersey. He also has had experience as an investment executive in the securities industry and acted as trustee in numerous Chapter 11 complex corporate reorganizations. For the past 17 years, as founder and president of Rodino Consulting, Mr. Rodino has provided business and government relations consulting services to smaller companies with a focus on helping them develop business plans, implement marketing strategies and acquire investment capital. Mr. Rodino holds a B.S. in Business Administration from Georgetown University and a J.D. degree from Seton Hall University.

ADAM PASCALE, CPA was promoted to Chief Financial Officer on February 22, 2016. He will continue to be the Company’s Chief Accounting Officer. Mr. Pascale has been employed with Company for 22 years, with more than two decades of public accounting experience and prior public company experience. He earned a Bachelor of Arts degree in Accounting and Finance from Rutgers University. Mr. Pascale served for several years as a CPA prior to joining Hemispherx, and is a member of both the American and the Pennsylvania Institutes of Certified Public Accountants.

DAVID R. STRAYER, M.D. has acted as our Medical Director since 1986. On February, 19, 2016, Dr. Strayer was appointed as Chief Scientific Officer upon Dr. Carter’s termination. He has served as Professor of Medicine at the Medical College of Pennsylvania and Hahnemann University. Dr. Strayer is Board Certified in Medical Oncology and Internal Medicine with research interests in the fields of cancer and immune system disorders. He has served as principal investigator in studies funded by the Leukemia Society of America, the American Cancer Society, and the National Institutes of Health. Dr. Strayer attended the School of Medicine at the University of California at Los Angeles where he received his M.D. in 1972.

WAYNE S. SPRINGATE was promoted to Senior Vice President of Operations on May 1, 2011. Mr. Springate joined Hemispherx in 2002 as Vice President of Business Development when Hemispherx acquired Alferon N Injection® and its New Brunswick, NJ manufacturing facilities. He led the consolidation of our Rockville facility to our New Brunswick location as well as coordinated the relocation of manufacturing polymers from South Africa to our production facility in New Brunswick. He was also responsible for preparing and having a successful Preapproval Inspection by the FDA for our New Brunswick manufacturing plant in connection with the filing of our Ampligen® NDA. Currently he is managing a capital improvement budget to enhance our Alferon® facility in accordance with cGMP. Previously, Mr. Springate served as President for World Fashion Concepts in New York and oversaw operations at several locations throughout the United States and overseas. Mr. Springate assists the CEO in details of operations on a daily basis and is involved in all aspects of manufacturing, warehouse management, distribution and logistics.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Our policy is to require that any transaction with a related party required to be reported under applicable SEC rules, other than compensation related matters and waivers of our code of business conduct and ethics, be reviewed and approved or ratified by a majority of independent, disinterested Directors. We have adopted procedures in which the Audit Committee shall conduct an appropriate review of all related party transactions for potential conflict of interest situations on an annual and case-by-case basis with the approval of this Committee required for all such transactions.

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We have employment agreements with certain of our executive officers and have granted such Officers and Directors options and warrants to purchase our common stock, as discussed under the headings, “Compensation Of Executive Officers”.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires our Officers and Directors, and persons who own more than ten percent of a registered class of equity securities, to file reports with the Securities and Exchange Commission reflecting their initial position of ownership on Form 3 and changes in ownership on Form 4 or Form 5. Based solely on a review of the copies of such Forms received by us, we found that, during the fiscal year ended December 31, 2016, all of our Officers and Directors had complied with all applicable Section 16(a) filing requirements on a timely basis with regard to transactions occurring in 2016, except for Stewart Appelrouth, one of our Directors, who filed a Form 3 and Form 4 late.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This discussion and analysis describes our executive compensation philosophy, process, plans and practices as they relate to our “Named Executive Officers” (“NEO”) listed below and gives the context for understanding and evaluating the more specific compensation information contained in the narratives, tables and related disclosures that follow. Please note that Dr. Carter’s employment was terminated on February 17, 2016 and also that he is no longer a director. For the purposes of discussion and analysis Dr. Carter was included in the narratives, tables and related disclosures that follow:

●	Thomas K. Equels, Chief Executive Officer(“CEO”) and President;

●	Adam Pascale, Chief Financial Officer (“CFO”); and

●	Dr. David Strayer, Chief Scientific Officer (“CSO”) and Medical Director.

Overview of Our Business Environment

Hemispherx is a specialty pharmaceutical company headquartered in Philadelphia, Pennsylvania and engaged in the clinical development of new drug therapies based on natural immune system enhancing technologies for the treatment of viral and immune based chronic disorders. We were first formed in 1966 and in the early 1970s were doing contract research for the National Institutes of Health. Since that time, we have established a strong foundation of laboratory, pre-clinical and clinical data with respect to the development of natural interferon and nucleic acids to enhance the natural antiviral defense system of the human body and to aid the development of therapeutic products for the treatment of certain chronic diseases.

Our flagship products include Alferon N Injection® and the experimental therapeutic Ampligen®. Alferon N Injection® is approved for a category of STD infection, and Ampligen® represents an experimental RNA being developed for globally important viral diseases and disorders of the immune system. Hemispherx’ platform technology includes components for potential treatment of various severely debilitating and life threatening diseases. Alferon® LDO (Low Dose Oral) is a formulation under development targeting influenza.

Governance of Compensation Committee

The Compensation Committee consists of the following two directors, each of whom is “independent” under applicable NYSE MKT rules, a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act, and an “Outside Director” as defined under the U.S. Treasury regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”): Dr. William Mitchell, M.D. (Chair) and Stewart L. Appelrouth. The Compensation Committee makes recommendations concerning salaries and compensation for senior management and other highly paid professionals or consultants to Hemispherx. The full text of the Compensation Committee’s Charter, as approved by the Board, is available on our website: www.hemispherx.net in the “Investor Relations” tab under “Corporate Governance”.

This Committee formally met five times in 2016 and all committee members were in attendance for the meetings with the exception of one meeting. Our General Counsel, Chief Financial Officer and Director of Human Resources support the Compensation Committee in its work.

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Results of Stockholder Advisory Vote on Executive Compensation

At the August 17, 2016 Annual Meeting of Stockholders, the Stockholders approved the annual, non-binding advisory vote on Executive Compensation.

Our Compensation Committee reviews its executive compensation policies annually and takes into account the results of prior say-on-pay advisory votes.

The Committee reviewed the results of the 2015 say-on-pay advisory vote and its executive compensation policies. In January 2016, in an effort to better incentivize top management and align top management’s compensation with their performance on behalf of the Company, the Committee created the 2016 Senior Executive Deferred Cash Performance Award Plan.

Process

Our Compensation Committee is responsible for determining the compensation of our NEO included in the “Summary Compensation Table” below. For purposes of determining compensation for our NEO, our Compensation Committee takes into account the recommendation of our Chief Executive Officer. The Compensation Committee is also responsible for overseeing our incentive compensation plans and equity-based plans, under which stock option grants have been made to employees, including the NEO, as well as non-employee Directors and strategic consultants.

The following table summarizes the roles of each of the key participants in the executive compensation decision-making process:

Compensation Committee	●	Fulfills the Board of Directors’ responsibilities relating to compensation of Hemispherx’ NEO, other non-officer Executives and non-Executives.

	●	Oversees implementation and administration of Hemispherx’ compensation and employee benefits programs, including incentive compensation and equity compensation plans.

	●	Reviews and approves Hemispherx’ goals and objectives and, in light of these, evaluates each NEO’s performance and sets their annual base salary, annual incentive opportunity, long-term incentive opportunity and any special/supplemental benefits or payments.

	●	Reviews and approves compensation for all other non-officer Executives of Hemispherx including annual base salary, annual incentive opportunity, long-term incentive opportunity and any special/supplemental benefits or payments.

	●	In consultation with the CEO and CFO, reviews the talent development process within Hemispherx to ensure it is effectively managed and sufficient to undertake successful planning, succession planning.

	●	Reviews and approves employment agreements, severance arrangements, issuances of equity compensation and change in control agreements.

CEO	●	Presents to the Compensation Committee the overall performance evaluation of, and compensation recommendations for, each of the NEO and other non-officer Executives.

Chief Financial Officer and Director of Human Resources	●	Reports directly or indirectly to the Chief Executive Officer.

	●	Assists the Compensation Committee with the data for competitive pay and benchmarking purposes.

	●	Reviews relevant market data and advises the Compensation Committee on interpretation of information, including cost of living statistics, within the framework of Hemispherx.

	●	Informs the Compensation Committee of regulatory developments and how these may affect Hemispherx’ compensation program.

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Objectives and Philosophy of Executive Compensation

The primary objectives of the Compensation Committee of our Board of Directors with respect to Executive compensation are to attract and retain the most talented and dedicated Executives possible, to tie annual and long-term cash and stock incentives to achievement of measurable performance objectives, and to align Executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee expects to implement and maintain compensation plans that tie a substantial portion of Executives’ overall compensation to key strategic financial and operational goals such as the establishment and maintenance of key strategic relationships, the development of our products, the identification and advancement of additional products and the performance of our common stock price. The Compensation Committee evaluates individual Executive performance with the goal of setting compensation at levels the Committee believes are comparable with Executives in other companies of similar size and stage of development operating in the biotechnology industry while taking into account our relative performance, our own strategic goals, governmental regulations and the results of Stockholder Advisory Votes regarding executive compensation.

Use of Compensation Data

Our compensation plans are developed by utilizing publicly available compensation data for national and regional companies in the biopharmaceutical industry as well as web sites that specialize in compensation and/or employment data. We believe that the practices of this group of companies and/or data obtained from employment industry organizations, provide us with appropriate compensation benchmarks necessary to review the compensation recommendations by the CEO, CFO and/or Human Resources Department. Prior to 2016, the Committee did not engage the services of an independent compensation consultant, but alternatively utilized web-based organizations and data bases such as Salary.com, to help them analyze compensation data and compare our programs with the practices of similar national and/or regional companies represented in the biopharmaceutical industry. In 2016, the Board of Directors, based upon the recommendation of the Compensation Committee, engaged Steven Hall Partners, an independent compensation consultant, to review and improve executive compensation arrangements and ensure they are in line with industry standards. The Compensation Committee recommended the consultant based upon candidates suggested to it by its independent counsel and will review performance of the independent consultant at least annually.

Elements of Executive Compensation

The Compensation Committee has adopted a mix among the compensation elements in order to further our compensation goals. The elements include:

●	Base salary (impacted by cost of living adjustments);

●	Variable compensation consisting of a cash bonus based upon individual and overall Company performance;

●	Performance incentive bonus based on the accomplishment of Company sales milestones or activity;

●	Long-term bonus incentive programs consisting of the Employee Bonus Pool Program;

●	Stock option grants with exercise prices set in excess of fair market value at the time of grant and, effective December 2011, not vesting sooner than one year from the date of issuance; and

●	Adoption of a policy to facilitate compliance with Dodd-Frank’s Claw-Back Compensation Recoupment provisions.

Executive compensation consists of the following elements:

Base Salary

Base salaries for our Executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, we believe that Executive base salaries should be targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies, in line with our compensation philosophy. For those NEO with employment agreements, base salary is determined and set forth in the agreement and the Compensation Committee reviews the base salary prior to renewal of such agreement. Base salaries for the other NEO are normally reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. While this review process would normally occur in the fourth quarter of each year, in recent years this review has occurred when NEO’s employment agreements required restatement, amendment or replacement. However, after analysis of overall Company compensation, the Committee authorized a non-discriminatory and universally applied cost of living increase to the base salaries of all full-time employees of record effective December 31, 2016, at the rates of 0.0%. Additional changes to our NEO’s base salaries could be undertaken in a future determination by the Compensation Committee at its discretion. During 2016, none of the employment contracts of NEOs were created, amended or restated. Mr. Equels employment agreement automatically extended for an additional three-year period upon his original agreement expiring as of December 31, 2016. We are currently in negotiations with Mr. Equels on a new employment agreement. We are utilizing an independent compensation consultant for assistance in negotiating the terms and conditions of this agreement. Dr. Strayer does not currently have an employment agreement with the Company.

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Senior Executive Deferred Cash Performance Award Plan & Voluntary Incentive Stock Award Plan

On January 26, 2016, the Board, based on the recommendation of its Compensation Committee, established two programs - the 2016 Senior Executive Deferred Cash Performance Award Plan for Dr. William A. Carter and Thomas K. Equels, the Company’s two primary executive officers (the “Executive Plan”), and the 2016 Voluntary Incentive Stock Award Plan for Company employees and Board members other than Dr. Carter and Mr. Equels (the “Employee Plan”). Both Plans include a Base Pay Supplement provision.

The Executive Plan

The Executive Plan was established to both conserve cash and create appropriate incentives for senior executives to be rewarded based upon the performance of the Company. The two participants are Dr. William A. Carter, the Company’s former Chairman of the Board, Chief Executive Officer and Chief Scientific Officer, and Thomas K. Equels, the Company’s current Chief Executive Officer, President and Executive Vice Chairman of the Board (the “Executives”). Dr. Carter’s participation in the Plan ended upon his termination of employment. The Executive Plan provides for a change to the amount to be withheld from salary and director’s fees (collectively, “Compensation”) of Mr. Equels for the 3-month period commencing February 1, 2016 for the semi-monthly payroll period ended February 15, 2016 (the “Initial Period”) and thereafter. For the payroll periods ended on February 15 and 29, 2016, 50% of Mr. Equels’ Compensation was withheld. For the remainder of the Initial Period, 100% of Mr. Equels’ Compensation was withheld. Following the Initial Period and during any period the Executive Plan is in effect, the percentage withheld from Mr. Equels’ Compensation would be at least 50% thereof, provided that any amounts in excess of 50% would be as agreed upon by the Committee and Mr. Equels. Notwithstanding the foregoing, the amount of Compensation to be withheld during any periods commencing on and after March 1, 2016 did not include the amount necessary, on an after-tax basis, to fund applicable FICA, FUTA and other governmental welfare benefit taxes (both federal and state) and any health or other insured benefits for which Mr. Equels contributes to the cost.

The Executive Plan was in effect for three months beginning with the commencement of the Employee Plan described below and may be extended for additional periods of three months thereafter subject to termination by the Company with the approval of the Board. The Executives participated during each three-month period the Executive Plan was in effect (each such period, an “Executive Plan Period”). By participating in the Executive Plan, each Executive authorized the Company to withhold 50% of the sum of his salary, consulting and director’s fees on each semi-monthly payroll date (each, a “Withholding Date”) occurring during the applicable Executive Plan Period. The Company established and maintained a record of the dollar amount withheld on each Withholding Date (each, a “Withheld Dollar Amount”) and the closing price of a share of the Company’s common stock (the “Stock”) on the NYSE MKT on the last trading day preceding the Withholding Date (each, a “Base Stock Price”).

On the 9-month anniversary of each Withholding Date (each, a “Payment Date”), if the Payment Condition, as defined below, in respect of the Withheld Dollar Amount on such Withholding Date is satisfied, the Company would pay the Executive an amount in cash (the “Performance Cash Payment”) equal to (a) the product of the applicable Withheld Dollar Amount multiplied by a fraction, the numerator of which was the closing price of the Stock on the NYSE MKT for the last trading date preceding the Payment Date (a “Payment Stock Price”), and the denominator of which was the applicable Base Stock Price, less (b) the minimum withholding taxes due in respect of such payment. The Payment Condition was that the closing price of the Stock for at least five (5) successive trading days during the period beginning on the applicable Withholding Date and ending on the applicable Payment Date must have been at least $0.20 per share. If the Payment Condition is not fully satisfied with respect to a Withheld Dollar Amount then the Performance Cash Payment will be zero and the Senior Executives will lose the entire amount withheld. In 2016 Mr. Equels earned $131,000 in accordance with item 5 of the Executive Plan, as the price of our stock has been above $.20 for 5 successive trading days.

The Company believes that this combination of a large compensation holdback coupled with the Executives’ ability to recoup this amount and possibly more aligns the Executives’ compensation to their performance and rewards them only if they are able to increase stockholder value and penalizes them if they fail to achieve the minimum floor stock price of $.20 per share for several successive days. This enhances the incentives related to improving the Company’s business and raising its stock price.

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The Executive Plan was administered and interpreted by the Compensation Committee. The Compensation Committee had the authority to make appropriate adjustments to the Base Stock Price and the Payment Stock Price to reflect stock splits and stock combinations.

The Employee Plan

Pursuant to the Employee Plan, all full-time employees and directors, other than Mr. Equels participated in the plan. The Employee Plan was in effect for three months commencing on February 1, 2016 and may be extended for additional periods of three months thereafter subject to termination by the Company with the approval of the Board. Eligible employees and directors may elect to participate during any three-month period the Employee Plan is in effect (each, an “Employee Plan Period”) subject to election prior to the commencement of any such period Employees and Directors who elect to participate in the Employee Plan (the “Participants”) may elect to cease their participation at the end of any Employee Plan Period.

By electing to participate in the Employee Plan, employees authorized the Company to withhold 20% of the employee’s salary on each semi-monthly payroll date and the directors authorized the Company to withhold 20% of the director’s fee on each semi-monthly payment date (each a “Withholding Date”) occurring during the applicable Employee Plan Period. On each Withholding Date, the Participant was issued an Incentive Right for a number of shares of Stock, less applicable withholding taxes. The number of shares (the “Participant’s Amount”) was computed by dividing the applicable salary/fee withheld for the period by the closing price of the Stock on the NYSE MKT on the trading day immediately preceding the Withholding Date. The Company established and maintained a record of the number of shares of Stock represented by each Incentive Right. Such number of shares of Stock represented by an Incentive Right was subject to appropriate adjustment in the event of a stock split or stock consolidation.

Any employee earning salary at a rate of less than $75,000 per year made an Election discussed above, to participate by authorizing the Company to withhold, at the employee’s option, 10% or 20% of the employee’s salary during such Employee Plan Period.

Each Participant made an Election in writing to receive the Participant’s Amount, on the 6-month, 9-month or 12-month anniversary of each Withholding Date. In the absence of an election, the Participant was paid on the 6-month anniversary of the applicable Withholding Date.

On the anniversary date on which the Participant was paid in accordance with his or her election (the “Payment Date”), the Company determined, for tax withholding and basis purposes, the value of each Participant’s Amount for which payment was made. The value on the Payment Date was based on the closing price of a share of Stock on the NYSE MKT for the trading day preceding the Payment Date. On any date Stock was issued, the number of shares needed for sale to cover the related withholding taxes was determined by the Company and communicated to the Participant. Unless the Participant elects prior to the commencement of the applicable Employee Plan Period to pay the withholding tax dollar amount directly to the Company on or before the Payment Date, the Company will withhold the required minimum withholding tax from any amounts due the Participant on such Payment Date by either, in its discretion, (a) reducing the number of shares of Stock to be issued to the Participant by the number of shares of Stock having a value equal to the applicable withholding taxes or (b) causing to be sold on the open market that number of shares of Stock issued to the Participant which is necessary to fund the payment of the withholding tax.

The Employee Plan was administered and interpreted by the Compensation Committee.

The Company arranged, at its cost, for a registered brokerage firm to establish a trading account for each Participant. Shares of Stock being delivered under the Employee Plan will be transferred to that account. Delivery of shares of Stock under the Employee Plan will constitute taxable income to a Participant at the time the shares of Stock are delivered and will be subject to payroll taxes. The Company will bear all costs related to selling shares of Stock awarded under the Employee Plan in such amount as necessary to pay any withholding taxes. During the period a Participant remains an active employee or a Director, the Company will bear (i) the charges of the brokerage firm for the maintenance of the account, (ii) any transaction costs related to the transfer of shares by the Company into the account and (iii) transaction costs related to the sale of shares of Stock from the account.

All full-time employees opted to participate in the Employee Plan.

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Annual Bonus

Our compensation program includes eligibility for an annual performance-based cash bonus in the case of all NEO and certain senior, non-officer Executives. The amount of the cash bonus depends on the level of achievement of the stated corporate, department, and individual performance goals, with a target bonus generally set as a percentage of base salary. As provided in their respective employment agreements, during the year ended December 31, 2016, the following NEOs were eligible for an annual performance bonus based on their salaries, the amount of which, if any, is determined by the Board of Directors in its sole discretion based on the recommendation of the Compensation Committee:

●	Thomas Equels, CEO & President (bonus opportunity up to 25%);

●	Adam Pascale, Chief Financial Officer (bonus opportunity up to 25%).

The Compensation Committee utilizes annual incentive bonuses to compensate NEO and certain senior, non-officer executives (the “Executive Team”) for attainment or success towards overall corporate financial and/or operational goals along with achieving individual annual performance objectives. These objectives will vary depending on the individual Executive, but generally relate to strategic factors such as establishment and/or maintenance of key strategic relationships, development of our products, identification, research and/or development of additional products, enhancing financial factors such as raising capital, cost containment and/or improving the results of operations. The Compensation Committee, in light of established individual and Company-wide goals and objectives, evaluated the performance of each NEO, key executive and overall staff in order to determine each respective annual incentive opportunity including an analysis by the Compensation Committee that provides the following information:

1.	The Company-wide goals and objectives along with individual performance goals for each NEO used to determine annual bonuses for the fiscal year;

2.	How each goal individually or in totality was weighted, if applicable, to the extent that any of the performance goals were quantitatively and/or quantitatively measurable;

3.	The threshold, target, and maximum levels of achievement of each performance goal, if applicable;

4.	The intended relationship between the level of achievement of Company-wide performance goals and the amount of bonus to be awarded;

5.	The intended relationship between the level of achievement of each NEO’s individual performance goals and the amount of bonus to be awarded;

6.	The evaluation by the Committee of the level of achievement by each NEO of the Company-wide and individual performance goals applicable to him/her individually;

7.	If applicable, whether the Committee reviewed any report(s) from compensation consultant(s) and/or web based organizations and data bases;

8.	The adequate disclosure of the percentage of base salary awarded in the form of an incentive bonus to each NEO as a result of their or the Company’s performance; and

9.	If applicable, how the Company’s compensation policies and practices relate to the Company’s risk management.

The Compensation Committee also undertook the initial steps to review and reestablish goals and objectives for the Executive Team regarding bonuses. On an overall basis, all bonus eligible member of the Executive Team would share the following Company-wide goals:

A.	Regulatory approval and sales of Ampligen for the treatment of Chronic Fatigue Syndrome in any country or regional jurisdiction;

B.	Significant regulatory advancement for the approval of Ampligen for any non-CFS indication in any country jurisdiction. These indications include cancer vaccines, vaccines for infectious indications including bioterror/biowarfare, burns or other inducers of traumatic immunodeficiency;

C.	Regulatory approval and sales of Alferon for the treatment of any non-CFS indication in any country jurisdiction;

D.	Any merger, acquisition, or partnership that quantitatively improves the value of the company;

E.	Any governmental grant and/or contact, singly or in the aggregate for R & D or commercial product;

F.	Continued productive interaction with the FDA concerning issues necessary for approval of Ampligen for CFS;

G.	Continued progress towards non-USA approval of Ampligen® for Chronic Fatigue Syndrome;

H.	An overall strategic plan for Ampligen® and Alferon® to be submitted to the Board;

I.	Strategic plans for the marketing and partners for Ampligen® to be submitted to the Board;

J.	Continued development of enhancement of vaccines requiring Ampligen®;

K.	Success in the protection of Company Intellectual Property;

L.	Continued development of Alferon® LDO;

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M.	Progress in the return to commercialization of Alferon N Injection®;

N.	Continued development of Ampligen® and Alferon N Injection® for treatment of influenza;

O.	Maintaining the overall financial strength of the Company and operations consistent with the budget;

P.	Implementation of research & development partnerships;

Q.	Implementation of Ampligen® clinical trials in cancer with commercial partner(s);

R.	Implementation of Ampligen® clinical trials in cancer with academic partner(s);

S.	Increase in clinical trials of Alferon N Injection® and additional indications; and,

T.	Acquisition of complimentary pharmaceutical technologies and/or drugs/vaccines.

On an annual basis and at the sole discretion of the Compensation Committee, with input from the CEO or the Executive’s direct supervisor, the Committee evaluates the individual performance of each member of the Executive Team as to his/her achievement and/or contribution towards meeting the overall Company-wide goals along with his/her accomplishments specific to his/her job description. The outcome of the Committee’s analysis is utilized to determine if a bonus is warranted, and if so, the dollar amount or percentage of the Executive Team member’s year-end base pay rate to be awarded.

Prior to year-end or during the first fiscal quarter of the subsequent year, the Compensation Committee would complete their analysis utilizing any internal and external documentation desired, including but not limited to reports from independent analysts and/or corporate benchmarking organizations. Upon analysis completion, the Compensation Committee made formal recommendations to the Board based on their findings with regard to bonuses for the respective year ended. Due to the subjective nature of the Company-wide goals regarding the success and analysis of an Executive in meeting or exceeding elements of his/her specific job duties, the goals were not designed to be weighted in value or quantitative in nature. The bonuses were designed to be awarded based on a subjective cumulate nature of the goals deemed attainable, employee performance and progress towards achievement. The bonus threshold was designed to range from zero percent to twenty-five percent, with a target bonus of approximately twenty or twenty-five percent, calculated from the individual’s year-end base pay rate.

The Compensation Committee in light of pre-established individual, along with position appropriate Company-wide goals (A. through T. as disclosed above) and objectives, undertook a weighted-average evaluation of the performance of each key executive in order to determine respective annual incentive opportunities considering base salary and fees, short and long-term incentive opportunity and any special/supplemental benefits or payments.

There were no Performance Bonuses granted and/or paid to the NEO’s for the years ended 2016.

Employee Appraisal and Merit Bonus Program

In 2012, the Compensation Committee approved an Employee Appraisal and Merit Bonus Program for those employees not eligible for the key employee annual bonus. This Program incorporates a team concept by conducting appraisals for eligible employees in each department throughout the calendar year and then averaging the total scores per department in order to determine year-end, department-wide merit bonuses. This Program is annually renewed and at the ultimate discretion of the Compensation Committee based on various factors, including the Company’s overall accomplishment of milestones and access to Working Capital.

For the year ended 2016, no bonuses related to this program were granted to employees.

Executive Performance Incentive Bonus

As an element of his employment contract, Thomas Equels (Executive Vice Chairman, Chief Executive Officer and President) is eligible for a performance incentive bonus based on a percent, 2.5% and 5.0% respectively, of the Gross Proceeds paid to the Company as a result of sales of Alferon N Injection®, Alferon® LDO, Ampligen® or other Company products, or from any joint ventures or corporate partnering arrangements. For bonus purposes, Gross Proceeds is defined as cash amounts paid to the Company by the other parties to the joint venture or corporate partnering arrangement, but shall not include any amounts paid to the Company as reimbursement of expenses incurred; and any amounts paid to the Company in consideration for the Company’s assets (i.e., plant, property, equipment, investments, etc.), equity or other securities. After the termination of this Agreement, for any reason, Mr. Equels shall be entitled to receive the incentive bonus based upon Gross Proceeds received by the Company during the three-year period commencing on the termination of their Agreement with respect to any joint ventures or corporate partnering arrangements entered into by the Company during the term of the Agreement. Furthermore, Mr. Equels shall be entitled to a 5% bonus related to any sale of the Company, or any sale of a substantial portion of Company assets not in the ordinary course of its business. The aggregate incentive bonus hereunder as set forth above shall be capped not to exceed $5,000,000 annually.

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During 2012, the Compensation Committee and Board of Directors sought out and received an opinion of independent legal counsel regarding the elements of the Executive Performance Incentive Bonus created by the current employment contracts of William Carter and Thomas Equels in relation to the shares of Company stock sold through the Maxim ATM. It was the opinion of independent counsel that Section 3(c)(ii) of Dr. Carter and Mr. Equels respective agreements could reasonably be interpreted to require the Company to pay them a 5% bonus on the net proceeds resulting from the sale of securities of the Maxim ATM Offering as either (a) constitutes any sale of the Company, or (b) is a sale of substantial portion of Company assets not in the ordinary course of its business. On November 26, 2012, all of the members of the Compensation Committee authorized the payment of bonus for the Company stock sold through the Maxim ATM based on the contractual obligation and opinion of independent counsel. On November 23, 2015, Mr. Equels waived his rights under his employment agreement to any future payment of any incentive bonus related to the sale of the Company’s stock or other securities by, or on behalf of, the Company pursuant to the Maxim Equity Distribution Agreement or any similar or successor ATM equity distribution agreement including the Chardan Agreement. Mr. Equels received, as set forth in Section 3(c)(ii) of his Employment Agreement, a total of $39,000 for 5% of the Ampligen® cost recovery sales for the last 5 years.

Long-Term Bonus Incentive Programs

The Compensation Committee believes that team oriented performance by our NEO, non-officer Executive officers and all employees, consistent with our short and long-term goals, can be achieved through the use of goal or result oriented bonus programs. For the year ending 2016, the Employee Bonus Pool Program continued to exist to provide our employees, including our NEO and certain senior, non-officer Executives, with incentives to help align their financial interests with that of Hemispherx and its stockholders. For the year ending 2016, no compensation was granted or paid in relation to Long-Term Bonus Programs.

Base Pay Supplement and Employee Bonus Pool Programs

All Participants in the Employee Plan and Executive Plan created in January 2016 will be awarded an amount (the “Approval Award”) equal to 30% of the pre-tax amount of their base annual salary as then in effect upon FDA Approval of Ampligen® (the “Approval”). The Approval Award will be paid within three months following the Approval. In addition, all Participants in either plan will be awarded an amount (the “Pre-Approval Award”) equal to 30% of the pre-tax amount of their annual salary as then in effect upon the successful pre-approval inspection by the FDA of the Alferon® facility (the “Pre-Approval”). The Pre-Approval Award will be paid within three months following the Pre-Approval. A Participant will not qualify for the Approval or Pre-Approval Award if the Participant’s employment is terminated prior to such Approval or Pre-Approval due to (i) termination by the Company for Cause or (ii) voluntary termination by the Participant.

An element of the prior 2009’s Employee Wage or Hours Reduction Program was the establishment of a Bonus Pool (the “Pool”) in the case of FDA Approval (“Approval”) of Ampligen®. This bonus is to award to each employee of record at January 1, 2009 a pretax sum of 30% in wages, calculated on their base salary per annum compensation at the time of the Approval, and awarded within three months of Approval. Participants who terminate their employment prior to the Approval will not qualify for this bonus. For the year ended 2016, no compensation was granted or paid related to the Employee Bonus Pool Program.

Stock Options

The Compensation Committee believes that long-term performance is achieved through an ownership culture that encourages such performance by our NEO, non-officer Executives and all employees through the use of stock and stock-based awards. Our stock plans have been established to provide our employees, including our NEO and senior non-officer Executives, with incentives to help align their interests with the interests of stockholders. Accordingly, the Compensation Committee believes that the use of stock and stock-based awards offers the best approach to achieving long-term performance goals because:

●	Stock options align the interests of Executives and employees with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership, and focus the management team on increasing value for the stockholders;

●	Stock options are performance based. All the value received by the recipient of a stock option is based on the growth of the stock price; and

●	Stock options help to provide a balance to the overall executive compensation program as base salary and our discretionary annual bonus program focus on short-term compensation.

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We have historically elected, and continue to use, stock options as the primary long-term equity incentive vehicle. We have adopted stock ownership guidelines and our stock compensation plans have provided the principal method, other than through direct investment for our executives to acquire equity in our Company. The Compensation Committee believes that the annual aggregate value of these awards should be set near competitive median levels for comparable companies. However, in the early stage of our business, we provided a greater portion of total compensation to our Executives through our stock compensation plans than through cash-based compensation.

In determining the number of stock options to be granted to NEO, non-officer Executives and employees, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance and the value of stock options in relation to other elements of the individual’s total compensation.

Our stock plans authorize us to grant options to purchase shares of common stock to our NEO, employees, Directors and consultants. Our Compensation Committee oversees the administration of our stock option plan. The Compensation Committee reviews and recommends approval by our Board of Directors of stock option awards to NEO based upon a review of competitive compensation data, its assessment of individual performance, a review of each Executive’s existing long-term incentives and retention considerations. Periodic stock option grants are made at the discretion of the Board of Directors upon recommendation of the Compensation Committee to eligible NEO and employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of the CEO.

As a reinforcement to employees that one of the Company’s priorities continues to be that of increasing stockholder value, the Compensation Committee and Board have historically granted the replacement of expired stock options to all current employees at the same number of shares and exercise price as had been originally issued.

Effective as of December 2011, the Compensation Committee mandated that the standard terms of options to be issued to individuals in their role as Company employees to require that such options not vest sooner than one year from the date of issuance and that, to the extent that any such options have not vested on the date of an Executive’s termination, the options shall be void as to such unvested portion.

The following Options were issued to NEO in their role as employees during 2016:

●	On June 8, 2016, we granted options to Thomas K. Equels, Chief Executive Officer, consistent with his employment agreement 25,000 ten year options to purchase common stock at $1.68 per share which vest in entirety in one year; and

●	On June 21, 2016, we granted 12,500 ten year options to purchase common stock at $1.56 per share which vest in entirety in one year options to Dr. Strayer, Chief Scientific Officer and Chief Medical Officer; and

●	On June 21, 2016, we granted 12,500 ten year options to purchase common stock at $1.56 per share which vest in entirety in one year options to Adam Pascale, Chief Financial Officer;

The Equity Incentive Plan of 2009 authorizes the grant of non-qualified and incentive stock options, stock appreciation rights, restricted stock and other stock awards. A maximum of 1,250,000 shares of common stock is reserved for potential issuance pursuant to awards under the Equity Incentive Plan of 2009. In September 2015, the Company’s stockholders approved the following amendments to the 2009 Plan: (1) increased the number of shares authorized to be issued under the Equity Incentive Plan from 1,250,000 to 1,833,333; (2) required a gradual vesting period of options issued under the Equity Incentive Plan over a one year period; (3) revised the definition of “change in control” to make it less “liberal” by amending the provision that a change in control occurs upon stockholder approval of a merger, consolidation or sale or disposition by the Company of all or substantially all of its assets (a “Business Combination”) to state that such a change in control occurs upon the consummation of the Business Combination; and (4) clarified that the definition of change in control has a double trigger – For a Participant to get the benefit resulting from a change in control, such Participant must have been terminated other than for cause within a two year period. Unless sooner terminated, the Equity Incentive Plan of 2009 will continue in effect for a period of 10 years from its effective date.

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Claw-Back Compensation Recoupment Provisions

Effective December 2011, all Executive compensation including and without limitation to base salary, bonuses, stock options, and fringe benefits, shall be subject to recoupment from the Employee by the Company pursuant to the Company’s Executive Compensation Recoupment Policies adopted December 1, 2011, as may be amended by the Company’s Board of Directors from time to time to remain in compliance with the claw-back compensation recoupment provisions of the Dodd-Frank Act.

Other Compensation

We provide the following benefits to our NEO generally on the same bases as benefits provided to all full-time employees:

●	Health, vision and dental insurance;

●	Life insurance;

●	Short and long-term disability insurance; and

●	401(k) with the Company matching of up to 6% of employee’s contribution or to the extent of IRS regulations, whichever is lower.

The Compensation Committee believes that these benefits are consistent with those offered by other companies, specifically those provided by our peers. Occasionally, certain Executives separately negotiate other benefits in addition to the benefits described above. The following additional benefits were provided in 2012 NEO as an element of their respective employment:

Mr. Thomas K. Equels, CEO & President:

●	Automobile allowance;

●	Predetermined allowance for the Company’s utilization of Florida offices of Equels Law Firm;

●	Reimbursement of home office, computer, internet, phone and telefax expenses;

●	Health, vision and dental insurance fully paid by the Company; and

●	Supplementary life and disability insurance policies.

401(k) Plan

In December 1995, we established a defined contribution plan, effective January 1, 1995, entitled the Hemispherx Biopharma employees 401(k) Plan and Trust Agreement. All of our full-time employees are eligible to participate in the 401(k) plan following one year of employment. Subject to certain limitations imposed by Federal Tax laws, participants are eligible to contribute up to 15% of their salary (including bonuses and/or commissions) per annum. Through March 14, 2008, Participants’ contributions to the 401(k) plan were matched by Hemispherx at a rate determined annually by the Board of Directors. Each participant immediately vests in his or her deferred salary contributions, while our contributions will vest over one year.

Effective March 15, 2008 and continuing through December 31, 2009, we halted our matching of 401(k) contributions provided to the account for each eligible participant. Effective January 1, 2010, our Compensation Committee reestablished Hemispherx’ 100% matching of up to 6% of the 401(k) contributions provided to the account for each eligible participant, to the dollar extent permitted by IRS regulations, including without exception each eligible Named Executive Officer. We halted our matching of 401(k) contributions as of January 1, 2016.

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Severance

In determining whether to approve and setting the terms of severance arrangements, the Compensation Committee recognizes that Executives, especially highly ranked Executives, often face challenges securing new employment following termination. Upon termination of employment, the following NEO currently are entitled to receive severance payments under their employment and/or engagement agreements:

●	Thomas K. Equels, Executive Vice Chairman of the Board, Chief Executive Officer and President.

The Compensation Committee believes that severance agreements provided to these individuals are generally in line with severance packages offered to executive officers of companies of similar size. Alternately, Dr. David Strayer and Adam Pascale are currently not covered under an existing severance agreement. Any severance benefits payable to them under similar circumstances would be determined by the Compensation Committee in its discretion. See “Estimated Payments Following Severance — Named Executive Officers”.

Conclusion

Our compensation policies are designed to retain and motivate our Executive Officers, other non-officer Executives and non-Executives and to ultimately reward them for outstanding individual and corporate performance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors oversees our compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with Management the Executive Compensation Discussion and Analysis set forth in this Form 10-K for the fiscal year ended December 31, 2016.

In reliance on the review and discussions referred to above, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Hemispherx’ Proxy Statement to be filed in connection with Hemispherx’ 2017 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

Dr. William M. Mitchell, Committee Chairman

Stewart L. Appelrouth

The foregoing Compensation Committee report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts, except to the extent we incorporate by reference into such filings.

Compliance with Internal Revenue Code Section 162(m) and 409A & 409(b)

One of the factors the Compensation Committee considers in connection with compensation matters is the anticipated tax treatment to Hemispherx and to the Executives of the compensation arrangements. The deductibility of certain types of compensation depends upon the timing of an executive’s vesting in, or exercise of, previously granted rights. Moreover, interpretation of, and changes in, the tax laws and other factors beyond the Compensation Committee’s control also affect the deductibility of compensation. Accordingly, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) or 409A & 409(b) of the Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its other compensation objectives.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of the Board of Directors, consisting of Dr. William M. Mitchell, the Committee Chair, and Mr. Stewart L. Appelrouth, are all independent directors. There are no interlocking relationships.

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EXECUTIVE COMPENSATION

The following table provides information on the compensation during the fiscal years ended December 31, 2016, 2015 and 2014 of our Chief Executive Officer, Chief Financial Officer, and Chief Scientific Officer/Medical Director constituting the Company’s Named Executive Officers, based on the year ended 2016 for each fiscal year.

Summary Compensation Table

Name & Principal Position	Year	Salary / Fees (3)	Bonus		Stock Awards	Option Awards (3) (9)		Non-Equity Incentive Plan Compensation	Change in Pension Valued and NQDC Earnings ($)	All Other Compensation		Total (3)

Thomas K. Equels	2016	$503,081	$170,261	(3)	—	$27,297	(1)	—	—	$84,521	(6)	$785,160
CEO & President (2) (3)	2015	$719,273	$262,092	(3)	—	$45,518	(1)	—	—	$94,971	(6)	$1,121,854
	2014	$719,273	$774,990	(3) (5)	—	$69,199	(3)	—	—	$104,987	(6)	$1,668,449

Adam Pascale	2016	$190,767	$—		$—	$12,590		—	—	$32,037	(8)	$235,394
CFO	2015	$154,000	$—		$—	$—		—	—	$38,264	(8)	$192,264
	2014	$143,917	$33,459	(5)	$—	$10,339		—	—	$36,027	(8)	$223,742

David Strayer	2016	$284,575	$—		—	$12,590		—	—	$32,235	(7)	$329,400
CSO & Medical Director	2015	$269,475	$—		—	$—		—	—	$44,865	(7)	$314,340
	2014	$269,475	$67,369	(7)	—	$746	(4)	—	—	$29,744	(7)	$367,334

Notes:

(1)	Mr. Equels entered into an Employment Agreement of June 11, 2010, which was amended on July 15, 2010, then amended and restated December 6, 2011, that granted him the annual Option to purchase 25,000 shares of Hemispherx common stock as an element of his Employment Agreement.

(2)	For Named Executive Officers, who are also Directors that receive compensation for their services as a Director, the Salary/Fees and Option Awards columns include compensation that was received by them for their role as a member of the Board of Directors. As is required by Regulation S-K, Item 402(c), compensation for services as a Director have been reported within the “Summary Compensation Table” (above) for fiscal years of 2016, 2015 and 2014 as well as reported separately in the “Compensation of Directors” section (see below) for calendar year 2016.

(3)	On November 26, 2012, the Compensation Committee authorized the payment of a bonus of 5% on the net dollar proceeds resulting from the sale of Company stock sold through the Maxim ATM to Mr. Equels based on the contractual obligation and opinion of independent legal counsel, as set forth in Section 3(c)(ii) of their respective Employment Agreements. Amounts include for 2014, 2015 and 2016, compensation was granted or paid to Mr. Equels, pursuant to this bonus. On November 23, 2015, he waived his rights to any future payments of any incentive bonuses related to the sale of the Company’s stock pursuant to any ATM equity distribution agreement. In December 2016, the Compensation Committee authorized the payment of $39,419 for 5% of Ampligen® sales for the last 5 years, as stated in Thomas Equels’ employment contract and the payment of $130,842, as stated in the 2016 Senior Executive Deferred Cash Performance Award Plan for achieving the Company stock price of $0.20 for 5 successive trading days

(4)	On December 8, 2014, the Compensation Committee granted 10 year term replacement options to purchase 833 shares of our common stock at an exercise price of $22.80 per share that vest over a 12 month period to Dr. Strayer.

(5)	On July 3, 2014, our Compensation Committee of the Board of Directors awarded bonuses to certain NEO and senior, non-officer Executives in recognition for their achievement towards our Company-wide and individual goals in 2014.

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(6)	Mr. Equels’ All Other Compensation consists of:

	2016	2015	2014
Life and Disability Insurance	$36,640	$31,429	$35,280
Healthcare Insurance	29,881	29,942	36,107
Car Expenses / Allowance	18,000	18,000	18,000
401(k) Matching Funds	—	15,600	15,600
	$84,521	$94,971	$104,987

(7)	Dr. Strayer’s All Other Compensation consists of:

	2016	2015	2014
Life and Disability Insurance	$3,571	$—	$—
Healthcare Insurance	28,664	29,265	14,144
401(k) Matching Funds	—	15,600	15,600
	$32,235	$44,865	$29,744

(8)	Mr. Pascale’s All Other Compensation consists of:

	2016	2015	2014
Life and Disability Insurance	$3,373	$3,353	$3,187
Healthcare Insurance	28,664	25,671	22,178
401(k) Matching Funds	-	9,240	10,641
	$32,037	$38,264	$36,027

Grants of Plan Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities of Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date (2)	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)		Maximum ($)	or Units (#)	Options (#)(2)	Awards ($/Sh)	Awards ($)
Thomas Equels,
CEO & President	6/6/2016	—	100,616	125,770	—	15,403	(3)			25,000	$1.68	$27,297

Adam Pascale,
CFO		—	38,153	47,692	—	—		—	—	12,500	$1.56	$12,590

David Strayer,		—	56,915	71,144	—	—		—	—	12,500	$1.56	$12,590
CSO & Medical Director

Notes:

(1)	For 2016, the Compensation Committee continued its practice of not establishing or estimating possible future payouts to the NEO under a Cash Bonus Plan. All Bonuses are at the discretion of the Compensation Committee. Utilizing existing Employment Agreements as a benchmark and the respective employees’ Base Salary at January 1, 2016, the “Target” was estimated at 20% of the Base Salary and “Maximum” was estimated at 25% of Base Salary.

(2)	Consists of stock options granted during 2016 under our 2009 Equity Incentive Plan. The stock options have a ten-year term and an exercise price equal to 110% of the NYSE MKT closing market price of our common stock on the date of grant. The value was obtained using the Black-Scholes-Merton pricing model for stock-based compensation in accordance with FASB ASC 718 (formerly SFAS 123R).

(3)	Consists of stock options contractually required per the NEO’s respective Employment Agreement to be granted during 2017 under our 2009 Equity Incentive Plan. The stock options have a ten-year term and an exercise price equal to 110% of the NYSE MKT closing market price of our common stock on the date of grant. For the purpose of this schedule, a NYSE MKT closing price at December 31, 2016 of $0.69 was assumed with an estimated exercise price of $0.76 for Mr. Equels. The value was obtained using the Black-Scholes-Merton pricing model for stock-based compensation in accordance with FASB ASC 718 (formerly SFAS 123R).

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Outstanding Equity Awards at Fiscal Year End

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (#)
Thomas	25,000	—	—	7.92	6/11/2020	—	—	—	—
Equels,	25,000	—	—	4.92	6/24/2021	—	—	—	—
President and Chief	8,333	—	—	3.48	6/6/2022	—	—	—	—
Executive Officer	25,000	—	—	3.72	6/11/2022	—	—	—	—
	25,000	—	—	3.72	6/6/2023	—	—	—	—
	12,500	—	—	3.00	8/2/2023	—	—	—	—
	25,000	—	—	4.32	6/6/2024	—	—	—	—
	25,000	—	—	3.00	6/8/2025	—	—	—	—
	—	25,000	—	1.68	6/8/2026	—	—	—	—

Adam	83	—	—	28.44	1/23/2017	—	—	—	—
Pascale,	1,250	—	—	15.60	12/6/2017	—	—	—	—
Chief Financial	417	—	—	48.00	9/17/18	—	—	—	—
Officer	500	—	—	48.36	4/13/2022	—	—	—	—
	4,167	—	—	3.96	7/8/2024	—	—	—	—
	—	12,500	—	1.56	6/21/2026	—	—	—	—

David	4,167	—	—	24.00	9/9/2017	—	—	—	—
Stayer,	4,167	—	—	48.00	2/18/2018	—	—	—	—
CSO & Medical	833	—	—	48.36	4/13/2022	—	—	—	—
Director	1,667	—	—	28.44	1/23/2017	—	—	—	—
	833	—	—	22.80	12/8/2024	—	—	—	—
	2,083	—	—	15.60	12/6/2017	—	—	—	—
	—	12,500	—	1.56	6/21/2026	—	—	—	—

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas K. Equels,	—	—	—	—
CEO & President

Adam Pascale,	—	—	—	—
CFO

David Strayer,	—	—	—	—
CSO and Medical Director

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Payments on Disability

At December 31, 2016, we had an employment agreement with Mr. Equels which entitled him Base Salary and applicable benefits otherwise due and payable through the last day of the month in which disability occurs and for an additional twelve-month period. Each current NEO, including Mr. Pascale and Dr. Strayer, has the same short and long-term disability coverage which is available to all eligible employees. The coverage for short-term disability provides up to six months of full salary continuation up to 60% of weekly pay, less other income, with a $1,500 weekly maximum limit. The coverage for group long-term disability provides coverage at the exhaustion of short-term disability benefits of full salary continuation up to 60% of monthly pay, less other income, with a $10,000 monthly maximum limit. The maximum benefit period for the group long-term disability coverage is 60 months for those age 60 and younger at the time of the claim with the coverage period proportionately reduced with the advanced age of the eligible employee to a minimum coverage period of 12 months for those of 69 years old and older as of the date of the claim. For the period June 2010 through 2016 pursuant to his respective employment agreement and payable by us, Mr. Equels is entitled to receive total disability coverage of $400,000.

Payments on Death

At December 31, 2016, we had an employment agreement with Mr. Equels which entitled him Base Salary and applicable benefits otherwise due and payable through the last day of the month in which death occurs and for an additional twelve-month period. Each NEO, including Mr. Pascale and Dr. Strayer, has coverage of group life insurance, along with accidental death and dismemberment benefits, consistent to the dollar value available to all eligible employees. The benefit is equal to two times current salary or wage with a maximum limit of $300,000, plus any supplemental life insurance elected and paid for by the NEO. For the period June 2010 and through 2016 pursuant to his respective employment agreements and payable by us, Mr. Equels is entitled to receive total death benefit coverage of $3,000,000.

Estimated Payments Following Severance — Named Executive Officers

At December 31, 2016, we had an employment agreement with Mr. Equels which entitled him to severance benefits on certain types of employment terminations not related to a change in control. Dr. Strayer and Mr. Pascale are not covered by an employment severance agreement and therefore would only receive severance as determined by the Compensation Committee in its discretion.

The dollar amounts below assume that the termination occurred on January 1, 2017. The actual dollar amounts to be paid can only be determined at the time of the NEO’s separation from Hemispherx based on their prevailing compensation and employment agreements along with any determination by the Compensation Committee in its discretion.

Name	Event	Cash Severance ($)	Value of Stock Awards That Will Become Vested (1) ($)	Continuation of Medical Benefits ($)	Additional Life Insurance ($)	Total ($)
Thomas K. Equels,	Involuntary (no cause)	554,811	6,737	—	—	561,548
CEO & President	Termination (for cause)	—	—	—	—	—
	Death or disability	554,811	6,737	—	—	561,548
	Termination by employee or retirement	554,811	6,737	—	—	561,548

Adam Pascale	Involuntary (no cause)	—	—	—	—	—
CFO	Termination (for cause)	—	—	—	—	—
	Death or disability	—	—	—	—	—
	Termination by employee or retirement	—	—	—	—	—

David Strayer	Involuntary (no cause)	—	—	—	—	—
CSO & Medical Director	Termination (for cause)	—	—	—	—	—
	Death or disability	—	—	—	—	—
	Termination by employee or retirement	—	—	—	—	—

Notes:

(1)	Consists of stock options contractually required per the employee’s respective Employment Agreement to be granted during each calendar year of the term under our 2009 Equity Incentive Plan. The stock options have a ten-year term and an exercise price equal to 110% of the closing market price of our common stock on the date of grant. For the purpose of this schedule, a NYSE MKT closing price at December 31, 2016 of $0.69 was utilized with an estimated exercise price of $0.76. The value was obtained using the Black-Scholes-Merton pricing model for stock-based compensation in accordance with FASB ASC 718 (formerly SFAS 123R).

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Payments On Termination in Connection with a Change in Control Named Executive Officers

At December 31, 2016, we had an employment agreement with Mr. Equels which entitled him to severance benefits on certain types of employment terminations related to a change in control thereby the term of his respective agreement would automatically be extended for three additional years. Dr. Strayer and Mr. Pascale are not covered by employment severance agreement and therefore would only receive severance from a change in control as determined by the Compensation Committee in its discretion. Any specific benefits for these two NEO would be determined by the Compensation Committee in its discretion.

The dollar amounts in the chart below assume that change in control termination occurred on January 1, 2017, based on the employment agreements that existed at that time. The actual dollar amounts to be paid can only be determined at the time of the NEO’s separation from Hemispherx based on their prevailing compensation and employment agreements along with any determination by the Compensation Committee in its discretion

Estimated Benefits on Termination Following a Change in Control — December 31, 2016

The following table shows potential payments to the NEO if employment terminates following a change in control under contracts, agreements, plans or arrangements at December 31, 2016. The amounts assume a January 1, 2017 termination date regarding base pay and use of the opening price of $0.69 on the NYSE MKT for our common stock at that date.

Name	Aggregate Severance Pay ($)		PVSU Acceleration (2) ($)	Early Vesting of Restricted Stock (4) (5) ($)	Early Vesting of Stock Options and SARs (3) ($)	Acceleration and Vesting of Supplemental Award (5) ($)		Welfare Benefits Continuation ($)	Outplacement Assistance ($)	Parachute Tax Gross-up Payment ($)	Total ($)
Thomas K. Equels	2,219,244	(1)	—	—	—	55,243	(4)	—	—	—	2,274,487
Adam Pascale	—		—	—	—	—		—	—	—	—
David Strayer	—		—	—	—	—		—	—	—	—

Notes:

(1)	This amount represents the base salary and benefits for remaining term of the NEO’s employment agreement plus a three-year extension in the term upon the occurrence of a termination from a change in control. The existing employment agreement with Mr. Equels has a term through December 31, 2016; however, this was automatically extended for an additional three-year period through December 31, 2019.

(2)	This amount represents the payout of all outstanding performance-vesting share units (“PVSU”) awarded on a change in control at the target payout level with each award then pro-rated based on the time elapsed for the applicable three-year performance period.

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(3)	This amount is the intrinsic value [fair market value on January 1, 2017 ($0.69 per share) minus the per share exercise price of 110%] of all unvested stock options for each NEO, including Stock Appreciation Rights (“SAR”). Any option with an exercise price of greater than fair market value was assumed to be cancelled for no consideration and, therefore, had no intrinsic value.

(4)	This amount represents the options to be issued annually for the remaining term of the NEO’s employment agreement plus a three-year extension in the occurrence of termination from a change in control. The calculation was based on a NYSE MKT closing price for December 31, 2016 of $0.69 with an estimated exercise price of $0.76 (110% prior NYSE MKT closing value). The value was obtained using the Black-Scholes-Merton pricing model for stock-based compensation in accordance with FASB ASC 718 (formerly SFAS 123R).

(5)	Any purchase rights represented by the Option not then vested shall, upon a change in control, shall become vested.

Definition of “Change in Control” for each agreement, a “Change in Control” is defined generally as any such event that requires a report to the SEC, but includes any of the following:

●	Any person or entity other than Hemispherx, any of our current Directors or Officers or a Trustee or fiduciary holding our securities, becomes the beneficial owner of more than 50% of the combined voting power of our outstanding securities;

●	An acquisition, sale, merger or other transaction that results in a change in ownership of more than 50% of the combined voting power of our stock or the sale/transfer of more than 75% of our assets;

●	A change in the majority of our Board of Directors over a two-year period that is not approved by at least two-thirds of the Directors then in office who were Directors at the beginning of the period; or

●	Execution of an agreement with Hemispherx, which if consummated, would result in any of the above events.

Definition of “Constructive Termination”. A “Constructive Termination” generally includes any of the following actions taken by Hemispherx without the Executive’s written consent following a change in control:

●	Significantly reducing or diminishing the nature or scope of the executive’s authority or duties;

●	Materially reducing the executive’s annual salary or incentive compensation opportunities;

●	Changing the executive’s office location so that he must commute more than 50 miles, as compared to his commute as of the date of the agreement;

●	Failing to provide substantially similar fringe benefits, or substitute benefits that were substantially similar taken as a whole, to the benefits provided as of the date of the agreement; or

●	Failing to obtain a satisfactory agreement from any successor to Hemispherx to assume and agree to perform the obligations under the agreement.

However, no constructive termination occurs if the executive:

●	Fails to give us written notice of his intention to claim constructive termination and the basis for that claim at least 10 days in advance of the effective date of the executive’s resignation; or

●	We cure the circumstances giving rise to the constructive termination before the effective date of the executive’s resignation.

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Available Information

Our Internet website is http://www.hemispherx.net and you may find our SEC filings in the “Investor Relations” under “SEC Filings”. We provide access to our filings with the SEC, free of charge on our website, as soon as reasonably practicable after filing with the SEC. Our Internet website and the information contained on that website, or accessible from our website, is not intended to be incorporated into this Proxy Statement or any other filings we make with the SEC.

Post-Employment Compensation

We have an agreement with the following NEO who has benefits upon termination as a condition of his respective employment agreement: Thomas K. Equels, our CEO.

The following is a description of post-employment compensation payable to the respective NEO. If a NEO does not have a specific benefit, they will not be mentioned in the subsection. In such event, the NEO does not have any such benefits upon termination unless otherwise required by law.

Termination for Cause

All of our NEOs can be terminated for cause. For Mr. Equels, “Cause” means willful engaging in illegal conduct, gross misconduct or gross violation of the Company’s Code of Ethics and Business Conduct for Officers which is demonstrably and materially injurious to the Company. For purposes of his respective agreement, no act, or failure to act, on employee’s part shall be deemed “willful” unless done intentionally by employee and not in good faith and without reasonable belief that employee’s action or omission was in the best interest of the Company. Notwithstanding the foregoing, employee shall not be deemed to have been terminated for Cause unless and until the Company delivers to the employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the Directors of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to employee and an opportunity for Employee, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, employee was guilty of conduct set forth above and specifying the particulars thereof in detail. In the event that his employment is terminated for Cause, the Company shall pay him, at the time of such termination, only the compensation and benefits otherwise due and payable to them through the last day of their actual employment by the Company.

Termination Without Cause

Mr. Equels is entitled to the compensation and benefits otherwise due and payable to him through the last day of the then current term of their respective agreements. In the event that he is terminated at any time without “Cause” the Company shall pay to him, at the time of such termination, the compensation and benefits otherwise due and payable through the last day of the then current term of their Agreement. However, benefit distributions that are made due to a “separation from service” occurring while he is a Named Executive Officer shall not be made during the first six months following separation from service. Rather, any distribution which would otherwise be paid to him during such period shall be accumulated and paid to him in a lump sum on the first day of the seventh month following the “separation from service”. All subsequent distributions shall be paid in the manner specified.

Death or Disability

Mr. Equels can be terminated for death or disability. For each, “Disability” means the inability to effectively carry out substantially all of his duties under their agreement by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted for a continuous period of not less than 12 months. In the event the employment is terminated due to his death or disability, the Company will pay (or their respective estate as the case may be), at the time of such termination, the Base Salary and applicable benefits otherwise due and payable through the last day of the month in which such termination occurs and for an additional 12 month period.

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Termination by Officer and Employee

All NEO employment agreements have the right to terminate their respective agreement upon thirty (30) days or less of prior written notice of termination. In such event, Mr. Equels is specifically entitled to fees due to him through the last day of the month in which such termination occurs and for 12 months thereafter. All other NEOs are entitled to the fees due to them through the last day of the month in which such termination occurs.

Change in Control

As an element of his employment agreement, Mr. Equels is entitled to benefits upon a Change in Control or Constructive Termination that include that any unvested Options immediately vest and the term of his respective employment agreement automatically extend for an additional three years. In the event of a Change in Control, the Company is responsible for the base salary or benefits for remaining term of the NEO’s employment agreement plus an automatic three-year extension in the term of the agreement. The existing employment agreement with Mr. Equels had a term through December 31, 2016; however, this employment agreement automatically extended for an additional three-years through December 31, 2019.

Compensation of Directors

Our Compensation, Audit and Corporate Governance and Nomination Committees, consist of Dr. William M. Mitchell, Compensation and Corporate Governance and Nomination Committee Chair, and Stewart L. Appelrouth, Audit Committee Chair, both of whom are independent Board of Director members.

Hemispherx reimburses Directors for travel expenses incurred in connection with attending board, committee, stockholder and special meetings along with other Company business-related expenses. Hemispherx does not provide retirement benefits or other perquisites to non-employee Directors under any current program.

Commencing as of January 1, 2014, a 1.5% cost of living increase was granted to Board member Directors’ fee compensation, increasing 2014’s annual retainer from $176,766 to $182,462 for 2014. There was no cost of living increase granted in 2015 or 2016. Directors’ fees will continue to be paid semi-monthly in cash.

All Directors have been granted options to purchase common stock under our Stock Option Plans and/or Warrants to purchase common stock. We believe such compensation and payments are necessary in order for us to attract and retain qualified outside directors. To the extent that share compensation would exceed 83,333 shares in the aggregate for the ten-year period commencing January 1, 2003, as previously approved by Resolution of the Board of September 9, 2003, shares for share compensation were issued under the our 2007 and 2009 Equity Incentive Plans.

Director Compensation – 2016

Name and Title of Director	Fees Earned or Paid in Cash ($)		Stock Award ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation As Director ($)	Total ($)
T. Equels, Executive Vice Chairman	20,410	(2)	—	—	—	—	—	20,410
W. Mitchell, Chairman of the Board (1)	182,462		—	12,590	—	—	—	195,052
Stewart L. Appelrouth, Director (1)	68,423		—	—	—	—	—	68,423

Notes:

(1)	Independent Director of the Company.

(2)	Only includes compensation received in the role as member of the Board of Directors and does not include compensation received in the capacity of a Named Executive Officer. As is required by Regulation S-K, Item 402(c), compensation as a Director has also been reported within the “Summary Compensation Table” regarding Named Executive Officer Compensation during fiscal years of 2016, 2015 and 2014 (see above). Mr. Equels stopped receiving Board fees in March 2016.

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PRINCIPAL STOCKHOLDERS

The following table sets forth as of July 17, 2017, the record date, the number and percentage of outstanding shares of common stock beneficially owned by:

●	Each person, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of our issued and outstanding common stock;
●	Each of our Directors and the Named Executives Officers; and
●	All of our officers and directors as a group.

Name and Address of Beneficial Owner	Shares Beneficially Owned		% Of Shares Beneficially Owned
Thomas K. Equels	1,076,236	(1)	3.69%

Peter W. Rodino III 17400 Sterling Lake Drive Fort Myers, FL 33967	62,596	(2)	*

William M. Mitchell, M.D. Vanderbilt University Department of Pathology Medical Center North 21st and Garland Nashville, TN 37232	169,042	(3)	*

Stewart L. Appelrouth 999 Ponce de Leon., Suite 625 Coral Cables, FL 33134	112,623	(7)	*

Wayne S. Springate 783 Jersey Ave. New Brunswick, NJ 08901	82,466	(4)	*

David R. Strayer, M.D.	66,387	(5)	*

Adam Pascale	61,739	(6)	*

All directors and executive officers as a group (7 persons)	1,631,089		5.59%

* Ownership of less than 1%

(1)	Mr. Equels is Executive Vice Chairman of our Board of Directors, Chief Executive Officer and President, who beneficially owns 492,920 shares of common stock and beneficially owns 542,383 shares issuable upon exercise of:

Options	Plan	Date Issued	Exercise Price	Number Of Shares	Expiration Date
	2009	6/11/2010	$7.92	25,000	6/11/2020
	2009	6/24/2011	$4.92	25,000	6/24/2021
	2009	6/5/2012	$3.48	8,333	6/6/2022
	2009	6/11/2012	$3.72	25,000	6/11/2022
	2009	6/6/2013	$3.72	25,000	6/6/2023
	2009	8/2/2013	$3.00	12,500	8/2/2023
	2009	6/6/2014	$4.32	25,000	6/6/2024
	2009	6/6/2015	$3.00	25,000	6/6/2025
	2009	6/8/2016	$1.68	25,000	6/6/2025
	2009	6/8/2017	$0.56	300,000	6/8/2027
	2009	6/15/2027	$0.49	14,212	6/15/2027
	2009	6/30/2017	$0.49	14,214	6/30/2027
	2009	7/15/2027	$0.49	18,124	7/15/2027
Total Options				542,383

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Warrants	Plan	Date Issued	Exercise Price	Number Of Shares	Expiration Date

Total Warrants	2009	2/1/2009	$6.12	40,933	2/1/2019

(2)	Mr. Rodino is our Executive Director of Government Relations, General Counsel & Secretary who beneficially owns 15,873 shares of common stock and 46,723 shares issuable upon exercise of:

Options	Plan	Date Issued	Exercise Price	Number Of Shares	Expiration Date

	2009	8/2/2013	$3.00	12,500	8/2/2023
	2009	6/21/2016	$1.56	12,500	6/21/2026
	2009	6/15/2017	$0.49	6,632	6/15/2027
	2009	6/30/2017	$0.49	6,633	6/30/2027
	2009	7/15/2027	$0.48	8,458	7/15/2027
Total Options				46,723

(3)	Dr. Mitchell is our Chairman of the Board who beneficially owns 25,336 shares of common stock and beneficially owns 143,706 shares issuable upon exercise of:

Options	Plan	Date Issued	Exercise Price	Number Of Shares	Expiration Date

	2004	9/10/2007	$24.00	8,333	9/9/2017
	2004	9/17/2008	$72.00	1,000	9/17/2018
	2009	6/5/2012	$3.24	8,333	6/6/2022
	2009	8/2/2013	$3.00	12,500	8/2/2023
	2009	9/9/2014	$31.20	4,167	9/9/2024
	2009	9/9/2014	$1.56	12,500	9/9/2024
	2009	4/30/2017	$0.67	12,644	4/30/2027
	2009	5/15/2017	$0.67	13,234	5/15/2027
	2009	5/31/2017	$0.59	14,361	5/31/2027
	2009	6/15/2017	$0.49	17,297	6/15/2027
	2009	6/30/2017	$0.49	17,290	6/30/2027
	2009	7/15/2017	$0.48	22,047	7/15/2027
Total Options				143,706

Dr. Mitchell beneficially owns 25,336 shares of common stock of which 8,318 shares are held by Shirley Mitchell (Spouse), 4,098 shares are held by the Aesclepius Irrevocable Trust (Shirley Mitchell Trustee), and 4,223 shares are held by the Aesclepius Irrevocable Trust II (William Mitchell Trustee).

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(4)	Mr. Springate is our Senior Vice President of Operations and beneficially owns 32,514 shares of common stock and beneficially owns 49,952 shares issuable upon exercise of:

Options	Plan	Date Issued	Exercise Price	Number Of Shares	Expiration Date

	2004	5/1/2007	$21.36	1,667	5/1/2017
	2004	12/6/2007	$15.60	1,667	12/6/2017
	2009	5/31/2011	$6.60	7,500	5/31/2021
	2009	6/5/2012	$3.48	4,167	6/5/2022
	2009	5/9/2013	$2.88	4,167	5/9/2023
	2009	6/6/2014	$4.32	4,167	6/6/2024
	2009	12/8/2014	$22.80	151	12/8/2024
	2009	6/21/2016	$1.56	12,500	6/21/2026
	2009	6/15/2017	$0.49	4,264	6/15/2027
	2009	6/30/2017	$0.49	4,264	6/30/2027
	2009	7/15/2027	$0.48	5,438	7/15/2027
Total Options				49,952

(5)	Dr. Strayer is our Chief Scientific Officer and Medical Director and beneficially owns 41,804 shares of common stock and beneficially owns 24,583 shares issuable upon exercise of:

Options	Plan	Date Issued	Exercise Issued	Number Of Shares	Expiration Date

	2004	9/10/2007	$24.00	4,167	9/9/2017
	2004	12/6/2007	$15.60	2,083	12/6/2017
	2004	2/18/2008	$48.00	4,167	2/18/2018
	2009	4/13/2012	$48.36	833	4/13/2022
	2009	12/8/2014	$22.80	833	12/8/2024
	2009	6/21/2016	$1.56	12,500	12/8/2024
Total Options				24,583

(6)	Mr. Pascale is our Chief Financial Officer that has ownership of 27,389 shares of common stock and beneficially owns 34,350 shares issuable upon exercise of:

Options	Plan	Date Issued	Exercise Issued	Number Of Shares	Expiration Date
	2004	12/6/2007	$15.60	1,250	12/6/2017
	2004	9/17/2008	$48.00	417	9/17/2018
	2009	4/13/2012	$48.36	500	4/13/2022
	2009	7/8/2014	$3.96	4,167	7/8/2024
	2009	6/21/2016	$1.56	12,500	6/21/2026
	2009	6/15/2017	$0.49	4,736	6/15/2017
	2009	6/30/2017	$0.49	4,738	6/30/2027
	2009	7/15/2017	$0.48	6,042	7/15/2027
Total Options				34,350

(7)	Mr. Appelrouth is a Director and has ownership of 15,750 shares of common stock and beneficially owns 96,873 shares issuable upon exercise of:

Options	Plan	Date Issued	Exercise Issued	Number Of Shares	Expiration Date
	2009	4/30/2017	$0.67	12,644	4/30/2027
	2009	5/15/2027	$0.64	13,234	5/15/2027
	2009	5/31/2027	$0.59	14.361	5/31/2027
	2009	6/15/2027	$0.49	17,297	6/15/2027
	2009	6/30/2027	$0.49	17,290	6/30/2027
	2009	7/15/2027	$0.48	22,047	7/15/2027
Total Options				96,873

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PROPOSALS TO STOCKHOLDERS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Each nominee to the Board of Directors will serve until the next annual meeting of stockholders, or until his earlier resignation, removal from office, death or incapacity.

Unless otherwise specified, the enclosed proxy will be voted in favor of the election of Thomas K. Equels, William M. Mitchell and Stewart L. Appelrouth. Information is furnished below with respect to all nominees.

We believe our Board Members represent a desirable diversity of backgrounds, skills, education and experiences, and they all share the personal attributes of dedication to be effective directors. In recommending Board candidates, Corporate Governance and Nomination Committee considers a candidate’s: (1) general understanding of elements relevant to the success of a publicly traded company in the current business environment; (2) understanding of our business; and (3) diversity in educational and professional background. The Committee also gives consideration to a candidate’s judgment, competence, dedication and anticipated participation in Board activities along with experience, geographic location and special talents or personal attributes. The following are qualifications, experience and skills for Board members which are important to Hemispherx’ business and its future:

Leadership Experience: We seek directors who have demonstrated strong leadership qualities. Such leaders bring diverse perspectives and broad business insight to our Company. The relevant leadership experience that we seek includes a past or current leadership role in a large or entrepreneurial company, a senior faculty position at a prominent educational institution or a past elected or appointed senior government position.

Industry or Academic Experience: We seek directors who have relevant industry experience, both with respect to the disease areas where we are developing new therapies as well as with the economic and competitive dynamics of pharmaceutical markets, including those in which our drugs will be prescribed.

Scientific, Legal or Regulatory Experience: Given the highly technical and specialized nature of biotechnology, we desire that certain of our directors have advanced degrees, as well as drug development experience. Since we are subject to substantial regulatory oversight, both here and abroad by the FDA and other agencies, we also desire directors who have legal or regulatory experience.

Finance Experience: We believe that our directors should possess an understanding of finance and related reporting processes, particularly given the complex budgets and long timelines associated with drug development programs.

Messrs. Equels, Dr. Mitchel, and Mr. Appelrouth have been directors of the Company.

THOMAS K. EQUELS, M.S., J.D., has been a Director and serves as our Executive Vice Chairman (since 2008), Chief Executive Officer (since 2016) and President (since 2015). Mr. Equels is the owner of and former President and Managing Director of the Equels Law Firm headquartered in Miami, Florida that focuses on litigation. For over a quarter century, Mr. Equels has represented national and state governments as well as companies in the banking, insurance, aviation, pharmaceutical and construction industries. Mr. Equels received his Juris Doctor degree with high honors from Florida State University. He is a summa cum laude graduate of Troy University and also obtained a management related Masters’ Degree from Troy. He is a member of the Florida Bar Association and the American Bar Association.

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THOMAS K. EQUELS - Director Qualifications:

●	Leadership Experience – Executive for Hemispherx for several years; President, Managing Director of Equels Law Firm;
●	Industry Experience –Executive for Hemispherx for several years; and
●	Scientific, Legal or Regulatory Experience - Law degree with over 25 years as a practicing attorney specializing in litigation.

WILLIAM M. MITCHELL, M.D., Ph.D., has been a Director since July 1998. On February 17, 2016, Dr. Mitchell was appointed as Chairman of the Board upon Dr. Carter’s termination. Dr. Mitchell is a Professor of Pathology at Vanderbilt University School of Medicine and is a board certified physician. Dr. Mitchell earned a M.D. from Vanderbilt and a Ph.D. from Johns Hopkins University, where he served as House Officer in Internal Medicine, followed by a Fellowship at its School of Medicine. Dr. Mitchell has published over 200 papers, reviews and abstracts that relate to viruses, anti-viral drugs, immune responses to HIV infection, and other biomedical topics. Dr. Mitchell has worked for and with many professional societies that have included the American Society of Investigative Pathology, the International Society for Antiviral Research, the American Society of Clinical Oncology, the American Society of Biochemistry and Molecular Biology and the American Society of Microbiology. Dr. Mitchell is a member of the American Medical Association. He has served on numerous government review committees, among them the National Institutes of Health, AIDS and Related Research Review Group. Dr. Mitchell previously served as one of our Directors from 1987 to 1989.

WILLIAM M. MITCHELL- Director Qualifications:

●	Leadership Experience – Professor at Vanderbilt University School of Medicine. He is a member of the Board of Directors for Chronix Biomedical and is Chairman of its Medical Advisory Board. Additionally, he has served on multiple governmental review committees of the National Institutes of Health, Centers for Disease Control and Prevention and for the European Union, including key roles as Chairman;
●	Academic and Industry Experience – Well published medical researcher with extensive investigative experience on virus and immunology issues relevant to the scientific business of Hemispherx along with being a Director of an entrepreneurial diagnostic company (Chronix Biomedical) that is involved in next generation DNA sequencing for medical diagnostics; and
●	Scientific, Legal or Regulatory Experience - M.D., Ph.D. and professor at a top ranked school of medicine, and inventor of record on numerous U.S. and international patents who is experienced in regulatory affairs through filings with the FDA.

STEWART L. APPELROUTH, CPA was appointed as a director and head of the Audit Committee in August 2016 and is a certified public accountant and partner at Appelrouth Farah & Co., P.A., Certified Public Accountants and Advisors. Mr. Appelrouth is also a certified forensic accountant and possesses 40 years of experience in Accounting and Consulting. He is a member of or has affiliations with the AICPA, American College of Forensic Examiners, Association of Certified Fraud Examiners, Florida Bar Grievance Committee, Florida Institute of Certified Public Accountants and InfraGard Member, a national information sharing program between the Federal Bureau of Investigation and the private sector.

Mr. Appelrouth graduated from Florida State University in 1975 and received his Master’s Degree in Finance from Florida International University in 1980. The Board has determined Mr. Appelrouth to be an Independent Director as required under Section 803(2) of the NYSE: MKT Company Guide and Rule 10A-3 under the Exchange Act.

STEWART L. APPELROUTH - Director Qualifications:

●	Leadership Experience –has served in leadership positions on numerous Boards and other organizations;
●	Industry Experience – Partner at certified public accounting and advisory firm; Certified Public Accountant and Certified Fraud Examiner ;
●	Regulatory Experience – FINRA Arbitrator.
●	Financial Expert – over 40 years of accounting and audit experience.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF HEMISPHERX AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” ALL THREE OF THE ABOVE-NAMED NOMINEE DIRECTORS OF HEMISPHERX.

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PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of RSM US LLP (“RSM”) as independent registered public accountants of Hemispherx for the fiscal year ending December 31, 2017, subject to ratification by the stockholders. RSM has served as Hemispherx’s independent registered public accountant since November 2006.

All audit and professional services are approved in advance by the Audit Committee to assure such services do not impair the auditor’s independence from us. The total fees by RSM US LLP (“RSM”) for 2016 and 2015 were $279,500 and $327,000 respectively. The following table shows the aggregate fees for professional services rendered during the year ended December 31, 2016 and 2015.

	Amount ($)
	2016	2015
Description of Fees:
Audit Fees	$272,000	$269,000
Audit-Related Fees	7,500	58,000
Tax Fees	—	—
All Other Fees	—	—
Total	$279,500	$327,000

Audit Fees

Audit fees include the audit of our annual financial statements and the review of our financial statements included in our quarterly reports and services in connection with statutory and regulatory filings.

Audit-Related Fees

Represents the fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements. Audit-related fees include professional services related to the Company’s filing of SEC Form S-3 and S-8 (i.e., stock shelf offering procedures).

The Audit Committee has determined that RSM’s rendering of these audit-related services and all other fees were compatible with maintaining auditor’s independence. The Board of Directors considered RSM to be well qualified to serve as our independent public accountants. The Committee also pre-approved the charges for services performed in 2015 and 2014.

The Audit Committee pre-approves all auditing and accounting services and the terms thereof (which may include providing comfort letters in connection with securities underwriting) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provisions of non-audit services for us if the “de minimus” provisions of Section 10A (i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

Representative(s) of RSM are scheduled to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF HEMISPHERX AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

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PROPOSAL NO. 3

ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION

We are asking our stockholders to provide advisory approval of the compensation of our Named Executive Officers (“NEOs”), as we have described at length in the “Compensation Discussion and Analysis” section of this proxy statement. While this vote is advisory and not binding on our Company relating to the compensation of our NEOs that almost entirely are contractually committed with generally no opportunity to revisit these prior decisions, your vote will provide investor sentiment to our Compensation Committee regarding our executive compensation philosophy, policies and practices. As a result of the vote, the Committee will be able to consider this sentiment when determining future executive compensation.

Results of Stockholder Advisory Vote on Executive Compensation

At the August 17,2016 Annual Meeting of Stockholders, the Stockholders approved the annual, non-binding “say on pay” advisory vote on Executive Compensation with approximately 80% of the shares cast to affirm the plan. Since that vote, the Compensation Committee has not made any revisions to the Executive Compensation program.

Process

Our Compensation Committee is responsible for determining the compensation of our NEO included in the “Summary Compensation Table” below. For purposes of determining compensation for our NEO, our Compensation Committee takes into account the recommendation of our Chief Executive Officer. The Compensation Committee is also responsible for overseeing our incentive compensation plans and equity-based plans, under which stock option grants have been made to employees, including the NEO, as well as non-employee Directors and strategic consultants.

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The following table summarizes the roles of each of the key participants in the executive compensation decision-making process:

Compensation Committee	●	Fulfills the Board of Directors’ responsibilities relating to compensation of Hemispherx’ NEO, other non-officer Executives and non-Executives.

	●	Oversees implementation and administration of Hemispherx’ compensation and employee benefits programs, including incentive compensation and equity compensation plans.

	●	Reviews and approves Hemispherx’ goals and objectives and, in light of these, evaluates each NEO’s performance and sets their annual base salary, annual incentive opportunity, long-term incentive opportunity and any special/supplemental benefits or payments.

	●	Reviews and approves compensation for all other non-officer Executives of Hemispherx including annual base salary, annual incentive opportunity, long-term incentive opportunity and any special/supplemental benefits or payments.

	●	In consultation with the CEO and CFO, reviews the talent development process within Hemispherx to ensure it is effectively managed and sufficient to undertake successful succession planning.

	●	Reviews and approves employment agreements, severance arrangements, issuances of equity compensation and change in control agreements.

CEO	●	Presents to the Compensation Committee the overall performance evaluation of, and compensation recommendations for, each of the NEO and other non-officer Executives.

Chief Financial Officer and Director of Human Resources	●	Reports directly or indirectly to the Chief Executive Officer.

	●	Assists the Compensation Committee with the data for competitive pay and benchmarking purposes.

	●	Reviews relevant market data and advises the Compensation Committee on interpretation of information, including cost of living statistics, within the framework of Hemispherx.

	●	Informs the Compensation Committee of regulatory developments and how these may affect Hemispherx’ compensation program.

Objectives and Philosophy of Executive Compensation

The primary objectives of the Compensation Committee of our Board of Directors with respect to Executive compensation are to attract and retain the most talented and dedicated Executives possible, to tie annual and long-term cash and stock incentives to achievement of measurable performance objectives, and to align Executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee expects to implement and maintain compensation plans that tie a substantial portion of Executives’ overall compensation to key strategic financial and operational goals such as the establishment and maintenance of key strategic relationships, the development of our products, the identification and advancement of additional products and the performance of our common stock price. The Compensation Committee evaluates individual Executive performance with the goal of setting compensation at levels the Committee believes are comparable with Executives in other companies of similar size and stage of development operating in the biotechnology industry while taking into account our relative performance, our own strategic goals, governmental regulations and the results of Stockholder Advisory Votes regarding executive compensation.

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Use of Compensation Data

Our compensation plans are developed by utilizing publicly available compensation data for national and regional companies in the biopharmaceutical industry as well as web sites that specialize in compensation and/or employment data. We believe that the practices of this group of companies and/or data obtained from employment industry organizations, provide us with appropriate compensation benchmarks necessary to review the compensation recommendations by the CEO, CFO and/or Human Resources Department. Prior to 2016, the Committee did not engage the services of an independent compensation consultant, but alternatively utilized web-based organizations and data bases such as Salary.com, to help them analyze compensation data and compare our programs with the practices of similar national and/or regional companies represented in the biopharmaceutical industry. In 2016, the Board of Directors, based upon the recommendation of the Compensation Committee, engaged Steven Hall Partners, an independent compensation consultant, to review and improve executive compensation arrangements and ensure they are in line with industry standards. The Compensation Committee recommended the consultant based upon candidates suggested to it by its independent counsel and will review performance of the independent consultant at least annually.

Elements of Executive Compensation

The Compensation Committee has adopted a mix among the compensation elements in order to further our compensation goals. The elements include:

●	Base salary (impacted by cost of living adjustments);

●	Variable compensation consisting of a cash bonus based upon individual and overall Company performance;

●	Performance incentive bonus based on the accomplishment of Company sales milestones or activity;

●	Long-term bonus incentive programs consisting of the Employee Bonus Pool Program;

●	Stock option grants with exercise prices set in excess of fair market value at the time of grant and, effective December 2011, not vesting sooner than one year from the date of issuance; and

●	Adoption of a policy to facilitate compliance with Dodd-Frank’s Claw-Back Compensation Recoupment provisions.

Your vote is requested. We believe that the information we’ve provided within the “EXECUTIVE COMPENSATION” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure Management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, the Board of Directors recommends that stockholders approve the program by approving the following advisory resolution:

RESOLVED, that the stockholders of Hemispherx Biopharma, Inc. approve, on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the Hemispherx Biopharma, Inc. Proxy Statement pursuant to the compensation disclosure rules of the SEC, including Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the EXECUTIVE COMPENSATION section of this proxy statement).

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF HEMISPHERX AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

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PROPOSAL NO. 4

ADVISORY (NON-BINDING) VOTE DETERMINING THE FREQUENCY OF

ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to the advisory approval of our executive compensation program, we are also seeking a non-binding determination from our stockholders as to the frequency with which stockholders would have an opportunity to provide an advisory approval of our executive compensation program. We are providing stockholders the option of selecting a frequency of three, two or one years, or abstaining.

For the reasons described below, we recommend that our stockholders select a frequency of one year, or an annual vote.

Our executive compensation program is designed to support long-term value creation, and an annual vote enhances transparency and gives stockholders a voice to express support or opposition to the executive compensation program every year. As described in the Compensation Discussion and Analysis section above, one of the core principles of our executive compensation program is to ensure Management’s interests are aligned with our stockholders’ interests to support long-term value creation, and recommend an annual vote which would allow our board and compensation committee to receive stockholder validation of changes to executive pay annually.

An annual vote will permit us to thoughtfully consider stockholders’ sentiments and implement viable changes. We will continue to carefully review executive compensation to maintain the consistency and credibility of the program which is important in motivating and retaining our key employees. We therefore believe that an annual vote is an appropriate frequency to provide our Compensation Committee makes it easier to analyze voting trends and to thoughtfully consider stockholder views on the company’s compensation program.

Your vote is requested. We therefore request that our stockholders select “One Year” when voting on the frequency of advisory votes on executive compensation. Although the advisory vote is non-binding, our Compensation Committee will consider the results of the vote and take them into account in making a determination concerning the frequency of advisory votes on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS SELECT “ONE YEAR” ON THE PROPOSAL RECOMMENDING THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION.

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GENERAL

Unless contrary instructions are indicated on the Proxy Statement, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of all Directors nominated, FOR Proposal No. 2, FOR Proposal No. 3, and FOR Proposal No. 4.

The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including financial statements, exhibits and any amendments thereto, as filed with the SEC may be obtained without charge upon written request to: Corporate Secretary, Hemispherx Biopharma, Inc., 1617 JFK Boulevard, Suite 500, Philadelphia, Pennsylvania 19103. You can also get copies of our filings made with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, by visiting http://ir.hemispherx.net/SEC_Filings for a record of Hemispherx’s SEC filings.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors,
Peter W. Rodino, III, Secretary

Philadelphia, Pennsylvania
July 26, 2017

ANNUAL MEETING OF STOCKHOLDERS OF

HEMISPHERX BIOPHARMA, INC.

September 13, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

The 2017 Proxy Statement and the 2016 Annual Report to Stockholders are available at:
http://ir.hemispherx.net/Annual_Stockholder_Meeting

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20330304000000000000 5 091317

THE BOARD OF DIRECTORS RECOMMENDS THE VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED BELOW, "FOR" PROPOSALS 2, AND 3 AND FOR THE SELECTION OF "1 YEAR" ON PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Thomas K. Equels
- ○ William M. Mitchell
- ○ Stewart L. Appelrouth

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Ratification of the selection of RSM US LLP, as independent auditors of Hemispherx Biopharma, Inc. for the year ending December 31, 2017.	☐	☐	☐
3. Approval, by non-binding vote, of executive compensation.	☐	☐	☐

	3 years	2 years	1 year	ABSTAIN
4. To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

For certain very important resolutions, failure to vote would be considered the same as a "NO" vote. Please sign, date and mail your proxy card in the envelope provided as soon as possible.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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HEMISPHERX BIOPHARMA, INC.

ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 13, 2017

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas K. Equals and Peter W. Rodino and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at 1617 JFK Blvd., Suite 500, Philadelphia, Pennsylvania 19103, on Wednesday, September 13, 2017, at 10:00 a.m. local time and at any adjournment thereof, and to vote all of the shares of common stock of Hemispherx Biopharma, Inc. the undersigned would be entitled to vote if personally present, upon the matters set forth on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. THE BOARD RECOMMENDS A VOTE "FOR" ALL DIRECTORS, "FOR" PROPOSAL NO. 2, "FOR" PROPOSAL NO. 3 AND "FOR" ONE YEAR FOR PROPOSAL NO. 4. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THOMAS K. EQUELS, WILLIAM A. MITCHELL AND STEWART L. APPELROUTH AS DIRECTORS, FOR PROPOSAL NO. 2. FOR PROPOSAL NO. 3. FOR ONE YEAR FOR PROPOSAL NO. 4 AND, IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

(Continued and to be signed on the reverse side.)

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